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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Kinder Morgan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1001 Louisiana Street, Suite 1000
Houston, Texas 77002

April 3, 2020

Dear fellow stockholder:

        You are cordially invited to attend our 2020 Annual Meeting of Stockholders to be held at our offices at 1001 Louisiana Street, Houston, Texas 77002, on Wednesday, May 13, 2020, at 10:00 a.m. local time. The accompanying proxy statement describes the matters to be presented for approval at the meeting.

        Representation of your shares at the meeting is very important. I urge you, whether or not you plan to attend the meeting, to vote promptly over the Internet or telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote begin on page ii of the proxy statement.

        Thank you for your continued support.

Sincerely,

Richard D. Kinder Executive Chairman

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2020

To our stockholders:

        The 2020 Annual Meeting of Stockholders will be held at our offices at 1001 Louisiana Street, Houston, Texas 77002, on Wednesday, May 13, 2020, at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

  (1)
  the election of 16 nominated directors;

  (2)
  the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and

  (3)
  an advisory vote on executive compensation.

        These items of business are more fully described in the accompanying proxy statement.

        Only holders of shares of our common stock as of the close of business on March 16, 2020, the record date, are entitled to receive notice of and to vote at the meeting. A list of all registered holders entitled to vote is on file at our principal offices at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and will be available for inspection by any stockholder for any purpose germane to the meeting during the meeting and during business hours for ten days prior to the meeting.

        Even if you plan to attend the meeting in person, please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the proxy statement. Any stockholder attending the meeting who presents appropriate documentation described in the proxy statement may revoke an earlier vote by proxy and vote in person.

        We intend to hold our annual meeting in person. However, due to the growing public health impact of coronavirus disease 2019 (COVID-19) and related travel concerns, we may impose additional procedures or limitations on meeting attendees beyond those described in the accompanying proxy statement. Such additional precautionary measures may include, in compliance with guidance issued by the U.S. Centers for Disease Control, restricting the number of meeting attendees gathered in one room and requiring that all meeting attendees remain at minimum six feet from other persons at all times.

        Alternatively, we are planning for the possibility that the meeting may be held solely by means of remote communication. If we take this step, we will announce by press release the decision to do so in advance, along with details on how to participate in the meeting. If a meeting by remote communication becomes necessary, it will not impact your ability to vote in advance of the meeting by telephone, internet or mail as described in the accompanying proxy statement.

        In accordance with the "Notice and Access" rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, on April 3, 2020, an Important Notice Regarding the Availability of Proxy Materials (Notice) was mailed to the holders of our common stock as of the close of business on the record date. Beginning on April 3, 2020, stockholders have the ability to access the proxy materials on the website referred to in the Notice, or to request that a printed set of the proxy materials be sent to them, by following the instructions on the Notice.

        IF YOU PLAN TO ATTEND:

        In the event that we have an in-person meeting, space constraints make it necessary to limit attendance to stockholders. Guests of stockholders will not be admitted. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts will also need to bring a copy of the voting instruction form that they received from their broker, trustee or other nominee in connection with the meeting, or a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Richard D. Kinder Executive Chairman

April 3, 2020
Houston, Texas

PROXY SUMMARY
2020 ANNUAL MEETING OF STOCKHOLDERS

        This summary contains highlights about this proxy statement. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 carefully before voting.

        Unless stated otherwise or the context otherwise requires, all references in this proxy statement to "we," "us," "our," "KMI" or the "company" are to Kinder Morgan, Inc. and, where applicable, its subsidiaries. We refer to our Class P common stock as our "common stock."

 MEETING INFORMATION

Date and time:	Wednesday, May 13, 2020, 10:00 a.m. local time.
Place:	KMI's offices at 1001 Louisiana Street, Houston, Texas 77002.
Record date:	The close of business on March 16, 2020.
Voting:	Holders of common stock as of the close of business on the record date may vote. Each share is entitled to one vote on each matter to be voted upon.

VOTING MATTERS AND BOARD RECOMMENDATION

        The following table summarizes the proposals to be considered at the meeting and our Board's voting recommendation with respect to each proposal.

Proposal	Board Recommendation	Page Reference
Election of 16 directors, each for a one-year term expiring in 2021	FOR EACH NOMINEE	54
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	FOR	55
Advisory vote on executive compensation	FOR	56

i

 HOW TO VOTE

        You may vote your shares by any of the following methods:

By Internet	View proxy materials and vote online by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials that you receive from us or your broker, trustee or other nominee or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail
If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
In Person at the Meeting
If you are the registered holder of your shares, you may vote in person at the annual meeting. If, on the other hand, you hold your shares through a broker, trustee or other nominee, you must first obtain a "legal proxy" from your broker, trustee or other nominee, and you must provide a copy of your legal proxy to us in order to vote in person at the meeting.

ii

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

        Our Board is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at the 2020 Annual Meeting of Stockholders and any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the difference between a registered holder and a beneficial or "street name" holder?

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, referred to in this proxy statement as a "registered" holder. As the registered holder, you have the right to vote in person at the annual meeting.

        If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares or a "street name" holder. A street name holder is not the stockholder of record entitled to vote in person at the meeting. However, as a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account or to obtain a proxy from your broker and vote your shares in person at the meeting.

Who is entitled to vote on the matters presented at the annual meeting?

        All stockholders who owned our common stock as of the close of business on March 16, 2020, which we refer to as the record date, are entitled to receive notice of, and to vote their common stock owned as of the record date at, the annual meeting and any postponements or adjournments of the meeting. If you owned our common stock as of the close of business on the record date, you are authorized to vote those shares at the annual meeting, even if you subsequently sell them. Please see "How do I vote?" below for important information regarding how to vote your shares.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        In compliance with SEC rules that allow companies to furnish their proxy materials over the Internet, we sent our registered holders an Important Notice Regarding the Availability of Proxy Materials (the "Notice") instead of a paper copy of the proxy materials. Notice and access is an environmentally friendly and cost-effective way to distribute proxy materials because it reduces printing, paper and postage. Instructions on how to access the proxy materials over the Internet or how to request a paper copy may be found in the Notice. If you are a street name holder, you will receive your Notice from your broker.

Can I vote my shares by filling out and returning the Notice?

        The Notice is not a valid ballot, proxy card or voting instruction form and cannot be voted. It will, however, provide instructions on how to vote over the Internet or telephone, or by requesting and returning a signed paper proxy card or voting instruction form, as applicable, or submitting a ballot at the annual meeting.

How do I vote?

        You may vote your shares by any of the following methods:

  •
  By Internet—You may view proxy materials and vote online by following the instructions provided in the Notice or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.

  •
  By Telephone—If you elected to receive your proxy materials by mail, you may submit your vote by telephone by following the instructions on your proxy card or voting instruction form. You may request a paper copy of the proxy materials by following the instructions provided in the Notice.

  •
  By Mail—If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.

  •
  In Person at the Annual Meeting—

  •
  Registered Holders.  As a registered holder, you have the right to vote in person at the annual meeting.

  •
  Street Name Holders.  If you are a street name holder and you wish to vote in person at the meeting, you must obtain a "legal proxy" from your broker, trustee or other nominee that holds your shares, giving you the right to vote your shares in person at the meeting. On the day of the meeting, you will need to provide a copy of such legal proxy to obtain a ballot.

        Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or voting instruction form, or vote over the Internet or telephone in advance of the meeting. Any stockholder attending the meeting who presents the appropriate documentation may revoke an earlier vote by proxy and vote in person.

How can I access the proxy materials over the Internet?

        You can view the proxy materials related to the annual meeting on the website listed on your Notice. Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.

        You also may access the proxy materials through our website at http://annualmeeting.kindermorgan.com.

What does it mean if I receive more than one Notice?

        It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your shares are voted.

How many votes do I have?

        You have one vote for each share of common stock that you owned as of the close of business on the record date.

How many shares must be present to conduct the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the close of business on the record date, 2,261,928,117 shares of common stock were issued and outstanding. As a result, holders of at least 1,130,964,059 shares of common stock must be present in person or by proxy to constitute a quorum.

        Your common stock will be counted as present at the annual meeting if you:

  •
  have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or telephone before the meeting; or

  •
  attend the meeting, if you are a registered holder or if you are a street name holder and have a legal proxy from your broker.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the annual meeting.

If my shares are held in a brokerage account, will my broker vote my shares for me?

        Generally not. Your broker cannot use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of the selection of our independent registered public accounting firm. Therefore, it is important that you provide voting instructions to any broker holding shares on your behalf. Follow the directions on your Notice or voting instruction form regarding how to instruct your broker to vote your shares.

What happens if I do not specify a choice for a proposal when returning a proxy card or voting instruction form?

  •
  Registered Holders.  If you are a registered holder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 and for the approval, on an advisory basis, of the compensation of our named executive officers.

  •
  Street Name Holders.  If you are a street name holder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020. However, without your voting instructions, your broker may not vote on any of the other proposals, and a "broker non-vote" will occur, which means your vote will not be counted with respect to such matters.

Can I change my vote after I return my proxy card or voting instruction form?

  •
  Registered Holders.  If you are a registered holder, you may change your vote at any time before your proxy is voted at the annual meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or the Internet, so long as you do so by the deadline of 11:59 p.m. Eastern Time on Tuesday, May 12, 2020. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your notice of revocation or your new proxy card to the attention of our corporate secretary (1001 Louisiana Street, Suite 1000, Houston, Texas 77002) so that it is received at or before the annual meeting. Finally, you may attend the annual meeting and vote in person. Simply attending the meeting, without voting in person, will not revoke your proxy.

  •
  Street Name Holders.  If you are a street name holder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the annual meeting.

What vote is required to approve each item or, with respect to the advisory votes, to be considered the recommendation of the stockholders?

  •
  Election of Directors.  To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast "FOR" a nominee's election must exceed the number of votes cast "AGAINST" such nominee's election. An instruction to "ABSTAIN" with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

  •
  Other Items.  For each other item, the affirmative vote by holders of a majority of the votes cast is required for approval or to be considered the recommendation of the stockholders, as applicable. An instruction to "ABSTAIN" with respect to any such matter means your shares will not be voted or counted in the total votes cast with respect to such matter, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

  •
  Important Voting Information for Street Name Holders.  If you are a street name holder, your broker, trustee or other nominee will not be permitted to exercise voting discretion with respect to most of the matters to be acted upon. Thus, if you do not give your broker, trustee or other nominee specific instructions, your shares will not be voted on those matters and will not be counted in determining the number of shares voted. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker, trustee or other nominee by the deadline stated in your voting instruction form so that your vote can be counted.

Could other matters be decided at the annual meeting?

        If any other matters are properly presented at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see "Other Matters" in this proxy statement.

Do I have any dissenters' rights?

        No. Under the laws of the State of Delaware, dissenters' rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.

Who can attend the annual meeting?

        Due to space and security concerns, only stockholders as of the close of business on the record date or their duly appointed proxy holders may attend the annual meeting. We are not able to admit guests of either stockholders or proxy holders. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time, and seating will begin at 9:30 a.m. local time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Stockholders and proxy holders will be asked to present valid picture identification, such as a driver's license or passport. Please note that if you hold your shares in street name, you will also need to bring a copy of the voting instruction form that you receive from your broker or other nominee in connection with the annual meeting or a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date.

Where can I find the voting results of the annual meeting?

        The preliminary voting results will be announced at the meeting. The final results will be reported in a current report on Form 8-K that we will file with the SEC within four business days after the meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

        We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the annual meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material. Firms including Georgeson Inc., Computershare Trust Company, N.A. and Broadridge Financial Solutions, Inc. will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay these third parties approximately $780,000 plus out-of-pocket expenses for these services.

        If you vote over the Internet or telephone, any Internet access or telephone charges will be your responsibility.

How can I find more information about Kinder Morgan?

        There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains these reports, proxy statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find the information we have filed with the SEC by reference to our corporate name or to our SEC file number, 001-35081.

        You may locate copies of our filings by visiting our website at www.kindermorgan.com. You also may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

        Because our common stock is listed on the New York Stock Exchange, our reports, proxy statements and other information can be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.

CORPORATE GOVERNANCE

        Our Board is responsible to our stockholders for the oversight of the company. Our Board recognizes that effective corporate governance is critical to achieving our business goals while maintaining the trust and confidence of investors and other stakeholders, including employees, business partners and regulatory agencies. Our Board has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board, which are posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us."

Corporate Governance Highlights

        Our Board and the Nominating and Governance Committee periodically review and evaluate our system of corporate governance to ensure that the interests of our Board and management continue to align with the interests of our stockholders. Beginning in 2017, our Board has unanimously adopted several changes to our corporate governance system described below.

Minimum Vesting Requirements

        In January 2019, our Board approved an amendment to KMI's 2015 Amended and Restated Stock Incentive Plan to provide a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception for up to 5% of the shares available for awards under the plan.

Environmental, Social and Governance Reporting

        In October 2019, our Environmental, Health and Safety (EHS) Committee approved on behalf of the Board, and we published, our 2018 Environmental, Social and Governance (ESG) Report. The 2018 ESG Report builds and expands on our first ESG report, which was published for 2017. We enhanced this report by providing metrics for ecological impacts and employee relations as well as quantifying the energy savings from programs that reduce our electricity usage and greenhouse gas emissions. In addition, as we committed in our 2017 report, we included an assessment of our business under a 2°C scenario. The report highlights our continued success in improving our environmental, health and safety metrics, covers our additional social policies and programs, and details how potential climate-related risks and opportunities are addressed within the company. The report outlines our commitment to reducing methane emissions from our natural gas pipeline assets. We began publishing annual ESG reports in response to the support received by a stockholder proposal at our 2018 Annual Meeting, and we develop our ESG reports in consultation with our top institutional investors and other key stakeholders. KMI's 2018 ESG Report is available at www.kindermorgan.com/ehs/esg_sustainability.aspx.

Annual Advisory Vote on Executive Compensation

        In July 2018, consistent with the plurality of stockholders' advisory votes at our 2018 Annual Meeting, our Board determined to hold an advisory vote of stockholders on the compensation of KMI's named executive officers annually until 2024, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or until our Board otherwise determines that a different frequency for such votes is in the best interests of KMI's stockholders.

Proxy Access

        Our Amended and Restated Bylaws include a "proxy access" bylaw provision under which a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. The Board adopted proxy access following support of the stockholder proposal submitted at our 2017 annual meeting by a majority of our stockholders and after substantial engagement with the stockholder proponent and our largest stockholders.

Majority Voting

        Our Amended and Restated Bylaws provide that nominees for director will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. Our Governance Guidelines provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation, which will be considered by the Nominating and Governance Committee.

Stock Ownership Guidelines

        We have stock ownership guidelines setting forth our Board's expectation that each director and executive officer will continuously own KMI securities (including restricted stock and restricted stock units, or "RSUs") with a value equal to a specified multiple of his or her annual retainer or base salary as specified below:

Title	Multiple of annual retainer or base salary, as applicable
Directors	3x
Chief Executive Officer	6x
All other Executive Officers	2x

        Because our Chief Executive Officer currently receives only $1 of base salary per year, the guidelines provide that he or she will be expected to continuously own KMI securities with a value equal to at least six times the greater of (i) his or her base salary or (ii) the base salary of the highest paid executive officer. Directors and executive officers are expected to meet these guidelines within five years of the later of becoming a director or executive officer or the date of adoption of the guidelines. Until an executive officer has met the guidelines, he or she is expected to retain 50% of any shares of common stock received upon vesting of restricted stock or RSU awards, net of amounts withheld to pay taxes.

        The guidelines also prohibit directors, executive officers and persons residing in their households from holding KMI securities in margin accounts or entering into pledging transactions with respect to KMI securities. However, this prohibition does not extend to KMI securities owned by a director or executive officer in excess of the applicable minimum ownership guidelines or any securities with respect to which such person does not have a pecuniary interest. We believe that a blanket prohibition on pledging of shares may discourage retention of shares in excess of the required amounts under our stock ownership guidelines and that it is appropriate to allow some flexibility with respect to shares owned in excess of required amounts, particularly given the significant level of stock ownership by many of our directors and executive officers.

Prohibition on Hedging Transactions

        Our policy on securities trading and handling of non-public information provides that directors and executive officers, as well as persons residing in their households, are prohibited from:

  •
  purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of KMI securities, or

  •
  placing standing or limit orders for KMI securities (except for intra-day orders or pursuant to pre-approved 10b5-1 plans).

Clawback Policy

        Our executive compensation clawback policy provides that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI's financial results.

Stockholder Engagement

        We understand the importance of maintaining a robust stockholder engagement program. Each year, in addition to other significant stockholder engagement activities, executives and management from our investor relations, environmental, health and safety and legal groups, among others, meet with stockholders on a variety of topics, including corporate governance, executive compensation and environmental, health and safety matters. We generally speak each year with representatives from our top institutional investors who hold, collectively, in excess of 15% of our outstanding shares of common stock to exchange ideas on these important topics. Overall, investors have expressed strong support for our governance and compensation practices and our approach and performance on environmental, health and safety matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the company and our stockholders.

The Board of Directors

        Each person listed below served on our Board in 2019 and is nominated for re-election to the Board at our 2020 annual meeting.

Name	Age	Title
Richard D. Kinder	75	Director and Executive Chairman
Steven J. Kean	58	Director and Chief Executive Officer
Kimberly A. Dang	50	Director and President
Ted A. Gardner	62	Director
Anthony W. Hall, Jr.	75	Director
Gary L. Hultquist	76	Director
Ronald L. Kuehn, Jr.	84	Director
Deborah A. Macdonald	68	Director
Michael C. Morgan	51	Director
Arthur C. Reichstetter	73	Director
Fayez Sarofim	91	Director
C. Park Shaper	51	Director
William A. Smith	75	Director
Joel V. Staff	76	Director
Robert F. Vagt	73	Director
Perry M. Waughtal	84	Director

Richard D. Kinder	Director since October 1999

        Mr. Kinder is Director and Executive Chairman of KMI. He served as Director, Chairman and Chief Executive Officer of KMI and its predecessors from 1999 until he became Executive Chairman in June 2015. Mr. Kinder served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management, LLC ("KMR") from 2001 until November 2014. He served as Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. ("KMGP") from 1997 until June 2015. He served as a Director, Chairman and Chief Executive Officer of the general partner of El Paso Pipeline

Partners, L.P. ("EPB") from May 2012 until January 1, 2015. Mr. Kinder's prior experience as Chief Executive Officer of KMI and its former public subsidiaries provides him with a familiarity with our strategy, operations and finances that is unmatched. In addition, we believe that Mr. Kinder's significant equity ownership in our company aligns his economic interests with those of our other equity investors.

Steven J. Kean	Director since May 2007

        Mr. Kean is Director and Chief Executive Officer of KMI. He has served as a director of KMI or its predecessors since May 2007 and has served as Chief Executive Officer since June 2015, and also served as President from March 2013 to April 2018. He also served as Chairman of the Board and Chief Executive Officer of Kinder Morgan Canada Limited ("KML") from April 2017 until its sale in December 2019. Mr. Kean has served in various management roles for the Kinder Morgan companies since 2002 and in senior executive roles since 2006. He was Executive Vice President and Chief Operating Officer of KMI and its predecessors from 2006 until March 2013, when he was named President and Chief Operating Officer, and served in that capacity until he assumed the CEO role in June 2015. Mr. Kean also served as President, Chief Operating Officer and Director of KMR from March 2013 to November 2014, and of KMGP from March 2013 to June 2015, when he was named President, Chief Executive Officer and Director of KMGP. He served as Director, President and Chief Operating Officer of the general partner of EPB from March 2013 until January 2015. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982. Mr. Kean's experience as one of our executives since 2002 provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.

Kimberly A. Dang	Director since January 2017

        Ms. Dang is Director and President of KMI. She has served as a director of KMI since January 2017 and has served in the role of President of KMI since April 2018. She also served as a director of KML from April 2017 until its sale in December 2019. She has served in various management roles for the Kinder Morgan companies since 2001 and in senior executive roles since 2005, including as Vice President and Chief Financial Officer of KMI from 2005 to April 2018 and as Vice President and Chief Financial Officer of KMR and KMGP from 2005 until November 2014. Prior to Kinder Morgan, among other things, Ms. Dang spent six years at Goldman Sachs working in its real estate investment area. Ms. Dang holds a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University. Ms. Dang's years of leadership as a Chief Financial Officer, together with her extensive business acumen, provide our Board with necessary strategic insight. Ms. Dang also provides a diverse perspective that is important to our Board.

Ted A. Gardner	Director since December 2014

        Mr. Gardner was elected director of KMI in December 2014. Mr. Gardner served as director of KMR and KMGP from 2011 until November 2014. Since 2005, Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners. Formerly, he was a director of the predecessor of KMI from 1999 to 2007, was a director of Encore Acquisition Company from 2001 to 2010 and Athlon Energy Inc. from August 2013 to November 2014. He is currently a director of Summit Materials, Inc., Incline Energy Partners, LP and Spartan Energy Partners. We believe Mr. Gardner's prior management, business and leadership experience, and his previous Board experience with KMI, provides us with the perspectives and judgment important to guiding our business strategies.

Anthony W. Hall, Jr.	Director since May 2012

        Mr. Hall was elected as a director of KMI in May 2012. Previously, he served as a director of El Paso Corporation from 2001 until the closing of our acquisition of El Paso Corporation in May 2012.

Mr. Hall has been engaged in the private practice of law since 2010. He previously served as Chief Administrative Officer of the City of Houston from 2004 to 2010. Mr. Hall served as the City Attorney for the City of Houston from 1998 to 2004. Prior to 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is the past Chairman of the Houston Endowment Inc. and served on its board of directors for twelve years. He is also Chairman of the Boulé Foundation. Mr. Hall's extensive experience in both the public and private sectors, and his affiliations with many different business and philanthropic organizations, provides our Board with important insight from many perspectives. Mr. Hall's 30 years of legal experience provides the Board with valuable guidance on governance issues and initiatives. As an African American, Mr. Hall also brings a diversity of experience and perspective that is welcomed by our Board.

Gary L. Hultquist	Director since December 2014

        Gary L. Hultquist was elected director of KMI in December 2014. Mr. Hultquist served as director of KMR and KMGP until November 2014. He was elected director of KMGP in 1999, and of KMR upon its formation in 2001. Mr. Hultquist served on the board of directors of Resolute Energy Corporation from February 2014 until April 2019. Mr. Hultquist was a member of the board of directors, and President, of Kriisa Research, Inc., a development-stage company pursuing renewable energy technology for the energy harvesting, smart device and internet of things markets, from July 2017 to November 2018. Currently, he is active as a strategic and financial advisor to private companies and has served as a director of the Northwest Foundation, Inc. and a member of its executive and finance committees since August 2017. From February 2013 until June 2017, Mr. Hultquist was a Managing Director of Viant Group, LLC, an investment banking firm specializing in energy and technology. From 2009 until February 2013, Mr. Hultquist was a Principal of NewCap Partners Inc., a FINRA-registered broker-dealer and investment bank specializing in technology, mergers and acquisitions, and from 1995 until 2007, Mr. Hultquist was the Managing Director of Hultquist Capital, LLC, a San Francisco-based strategic and merger advisory firm. He also served as a member of the board of directors and chair of the audit committee of NASDAQ-listed OnTrack Systems, Inc., from 1995 to 1997, including at its initial public offering and its subsequent merger with Lam Research Corporation. Mr. Hultquist has over 20 years of experience as an investment banker and over 15 years' experience practicing law. This combination of experience provides him an understanding of the business and legal risks applicable to us.

Ronald L. Kuehn, Jr.	Director since December 2014

        Mr. Kuehn was elected director of KMI in December 2014. Mr. Kuehn served as a director of the general partner of EPB from 2007 until November 2014, and served as Chairman from 2007 to May 2012. Mr. Kuehn served as Chairman of the board of directors of El Paso Corporation from March 2003 to September 2009 and Interim Chief Executive Officer from March 2003 to September 2003. From 2002 to 2003, Mr. Kuehn served as Lead Director of El Paso. From 2001 to 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the board of El Paso from 1999 to 2000 and served as a director from 2001 to 2003. Mr. Kuehn previously served as Chairman of the board of Sonat Inc. from 1986 and President and Chief Executive Officer from 1984 until his retirement in 1999. Mr. Kuehn formerly served on the boards of directors of Praxair, Inc. until 2008, Dun & Bradstreet Corporation until 2007 and Regions Financial Corporation until 2007. His knowledge and understanding of our industry provides the board with valuable strategic insight. Mr. Kuehn's prior service on the boards of other publicly traded companies in our industry, including his service as Chairman of El Paso Corporation and as its interim CEO, provides valuable experience which he can draw upon as a member of our Board.

Deborah A. Macdonald	Director since April 2011

        Ms. Macdonald was elected as a director of KMI in April 2011. For the past fifteen years, Ms. Macdonald has served on the boards of several private charitable organizations, and currently serves as Chair of the board of directors of the College of Saint Mary and as a member of the board of directors and Chair of the governance committee of the Omaha Community Foundation. Ms. Macdonald served as Vice President (President, Natural Gas Pipelines) of KMI, KMR and KMGP from 2002 until 2005 and served as President of a subsidiary of KMI from 1999 until 2003. Ms. Macdonald received her Juris Doctor, summa cum laude, from Creighton University in May 1980 and received a Bachelor's degree, magna cum laude, from Creighton University in December 1972. As a result of Ms. Macdonald's prior service as an executive officer of KMI, she possesses a familiarity with our business operations, financial strategy and organizational structure which enhance her contributions to our Board. Ms. Macdonald also provides a diverse perspective that is important to our Board.

Michael C. Morgan	Director since May 2007

        Mr. Morgan has served as a director of KMI and its predecessors since 2007. He served in various management roles for the Kinder Morgan companies from 1997 to 2004, including as President of KMI, KMR and KMGP from 2001 until 2004. He has been Chairman and Chief Executive Officer of Triangle Peak Partners, LP, a registered investment adviser and fund manager, since 2008. He also has been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan has been a director of Sunnova Energy International (NYSE: NOVA) since October 2015 and was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from 2007 until 2008. Mr. Morgan received an M.B.A. from Harvard Business School and a Bachelor of Arts and a Masters of Arts from Stanford University. As a result of Mr. Morgan's prior service as an executive officer of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board.

Arthur C. Reichstetter	Director since December 2014

        Mr. Reichstetter was elected director of KMI in December 2014. Mr. Reichstetter served as a director of the general partner of EPB from 2007 until November 2014. He has been a private investment manager since 2007. Mr. Reichstetter served as Managing Director of Lazard Freres from 2002 until his retirement in 2007. From 1998 to 2002, Mr. Reichstetter was a Managing Director with Dresdner Kleinwort Wasserstein, formerly Wasserstein Parella & Co. Mr. Reichstetter was a Managing Director with Merrill Lynch from 1993 until his retirement in 1996. Prior to that time, Mr. Reichstetter worked as an investment banker in various positions at The First Boston Corporation from 1974 until 1993, becoming a managing director with that company in 1982. Mr. Reichstetter brings to the Board extensive experience in investment management and capital markets, as highlighted by his years of service at Lazard Freres, Dresdner Klienwort Wasserstein, Merrill Lynch and The First Boston Corporation. His leadership, together with technical expertise and extensive financial acumen provide our Board with necessary strategic insight and experience.

Fayez Sarofim	Director since May 2007

        Mr. Sarofim has served as a director of KMI and its predecessors since 1999. He has been the Chairman of the Board of Fayez Sarofim & Co., a registered investment advisor, since 1958. Mr. Sarofim served as a director of Unitrin, Inc. (now Kemper Corporation) from March 1990 through April 2013 and served as a director of Argo Group International Holdings, Ltd. from October 1986 to May 2009. As a result of Mr. Sarofim's investment experience and his prior service as a director of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board. As a Coptic Egyptian-American, Mr. Sarofim also brings an important diversity of perspective to our Board.

C. Park Shaper	Director since May 2007

        Mr. Shaper served in various management roles for the Kinder Morgan companies beginning in 2000 until March 2013, when he retired as President of KMI, KMGP, KMR and the general partner of

EPB. He has served as a director of KMI and its predecessors since 2007. He was a director of KMR and KMGP from 2003 until March 2013, President of KMR and KMGP from 2005 until March 2013, and a director and President of the general partner of EPB from May 2012 until March 2013. Mr. Shaper is a director of Sunnova Energy International (NYSE: NOVA) and serves as chair of its audit committee and a member of its nominating and corporate governance committee. He is also a trust manager of Weingarten Realty Investors and serves as the chairman of its compensation committee and a member of its audit committee. He received a Masters of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford University. Mr. Shaper's previous experience as our President, and as an executive officer of various Kinder Morgan entities, provides him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.

William A. Smith	Director since December 2014

        Mr. Smith was elected director of KMI in December 2014. Mr. Smith served as director of the general partner of EPB from 2008 to November 2014. From 2003 until his retirement as an active partner in 2012, Mr. Smith was a partner in Galway Group, L.P., an investment banking/energy advisory firm headquartered in Houston, Texas. In 2002, Mr. Smith retired from El Paso Corporation, where he was an Executive Vice President and Chairman of El Paso Merchant Energy's Global Gas Group. Mr. Smith had a 29-year career with Sonat Inc. prior to its merger with El Paso in 1999. At the time of the merger, Mr. Smith was Executive Vice President and General Counsel. He previously served as Chairman and President of Southern Natural Gas Company and as Vice Chairman of Sonat Exploration Company. Mr. Smith served as a director of Eagle Rock Energy G&P LLC from 2004 until the sale of that company in 2015. He also served as lead director and as chairman of that company's compensation committee. Mr. Smith previously served on the board of directors of Maritrans Inc. until 2006. With over 40 years of experience in the energy industry, Mr. Smith brings to the Board a wealth of knowledge and understanding of our industry, including valuable legal and business expertise. His experience as an executive and attorney provides the Board with an important skill set and perspective. In addition, his experience on the board of directors of other domestic and international energy companies further augments his knowledge and experience.

Joel V. Staff	Director since April 2011

        Mr. Staff was elected as a Director in 2011. Since 2007, Mr. Staff has acted as a private investor. Mr. Staff was Chief Executive Officer of Reliant Energy, Inc. from 2003 until his retirement in 2007. He also served as Reliant Energy, Inc.'s Chairman of the board from 2003 to 2008 and Executive Chairman of the board from 2008 until his retirement from the board in 2009. Mr. Staff was a director of Ensco International Incorporated between 2002 and 2008. Mr. Staff's experience as a senior executive in the energy industry provides him with an understanding of issues we encounter, which enhance his contributions to our Board.

Robert F. Vagt	Director since May 2012

        Mr. Vagt was elected as a director of KMI in May 2012. Mr. Vagt served as a director of El Paso Corporation from 2005 until we acquired it in May 2012. Mr. Vagt has served as a member of the board of directors, as lead independent director and as a member of the compensation and audit committees of Equitrans Midstream Corp. (NYSE: ETRN) since its spin-out from EQT Corporation in November 2018. He previously served as a member of the board of directors of EQT Corporation from November 2017 to November 2018 and as Chairman of the board of directors of Rice Energy Inc. from January 2014 until its acquisition by EQT Corporation in November 2017. Mr. Vagt served as President of The Heinz Endowments from 2008 through January 2014. Prior to that time, he served as President of Davidson College from 1997 to 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities. Mr. Vagt's professional background in both the public and private sectors make him an important advisor and member of our Board. Mr. Vagt brings to our Board operations and management expertise in both the public and private sectors. In addition, Mr. Vagt provides our Board with a welcome diversity of perspective gained from his service as an executive officer of multiple energy companies, the president of a major charitable foundation, and the president of an independent liberal arts college.

Perry M. Waughtal	Director since December 2014

        Mr. Waughtal was elected director of KMI in December 2014. Mr. Waughtal served as a director of KMR and KMGP until November 2014. He was elected director of KMGP in 2000, and of KMR upon its formation in 2001. Since 1994, Mr. Waughtal has been the Chairman of Songy High Roads, LLC (formerly Songy Partners Limited), an Atlanta, Georgia based real estate investment company. Mr. Waughtal was elected as Chairman of the board of Highland Resources, LLC, a family-owned real estate investment company, in October 2013. Mr. Waughtal was a director of HealthTronics, Inc. from 2004 to 2009. We believe Mr. Waughtal's 30 years of experience with Hines Interests Limited Partnership, a privately owned, international real estate firm, including as Vice Chairman of development and operations and Chief Financial Officer, and 15 years of experience as Chairman of Songy Partners Limited provide him with planning, management, finance and accounting experience with, and an understanding of, large organizations with capital-intensive projects analogous to the types in which we typically engage.

Summary of Board Committees

        The Board has established standing committees to assist it in carrying out its duties, and we describe the Audit Committee, the Compensation Committee, the EHS Committee and the Nominating and Governance Committee, their respective membership during 2019 and their principal responsibilities below. The following directors are currently members of the Audit, Compensation, EHS and/or Nominating and Governance Committees as indicated.

Name	Audit Committee	Compensation Committee	EHS Committee	Nominating and Governance Committee
Mr. Gardner			X	Chair
Mr. Hall			X	X
Mr. Hultquist		X	X
Mr. Kuehn				X
Ms. Macdonald	X	Chair
Mr. Reichstetter	X
Mr. Sarofim		X		X
Mr. Smith		X
Mr. Staff	Chair	X
Mr. Vagt	X		Chair
Mr. Waughtal	X

Independence of Board Members

        Our Board has affirmatively determined that, based on consideration of relevant facts and circumstances, each of the following directors has no material relationship with us and is independent, as that term is used in the New York Stock Exchange ("NYSE") Listed Company Manual and as described in our Governance Guidelines: Ms. Macdonald and Messrs. Gardner, Hall, Hultquist, Kuehn,

Morgan, Reichstetter, Sarofim, Shaper, Smith, Staff, Vagt and Waughtal. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees.

        In making its independence determinations, the Board considered the following relationship among our directors and found that it was not material and, thus, did not impair the affected directors' independence from us: Mr. Morgan is chairman and chief executive officer of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Messrs. Kinder, Sarofim and Shaper. The amounts invested with Triangle Peak Partners by Messrs. Kinder, Sarofim and Shaper represent, in each case, insignificant percentages of their personal wealth, and the fees earned by Mr. Morgan are immaterial relative to Mr. Morgan's personal wealth.

Board Leadership Structure and Lead Director

        Richard D. Kinder served as both Chairman of the Board and Chief Executive Officer of KMI and its predecessors from his election in 1999 through June 1, 2015. Effective June 1, 2015, Steven J. Kean, then our President and Chief Operating Officer, became our Chief Executive Officer, and Mr. Kinder became Executive Chairman of our Board, thereby separating the offices of Chairman of the Board and Chief Executive Officer. The three-member Office of the Chairman consists of Mr. Kinder, Mr. Kean and our President, Kimberly A. Dang. Ms. Dang was appointed to the Board on January 18, 2017.

        We are committed to the highest standards of corporate governance. Our Board has in place the following measures, in addition to the new governance changes discussed above under "—Corporate Governance Highlights," to ensure that we maintain these standards:

  •
  Thirteen of our sixteen directors are independent, as described above;

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  Mr. Morgan, one of our independent directors, has been appointed by the Board as lead director. In his role as lead director, Mr. Morgan is responsible for moderating executive sessions of the Board's non-employee directors, acting as principal liaison between the non-employee directors and the Executive Chairman on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer's performance and presenting such evaluation to the Chief Executive Officer;

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  Our Audit Committee, Compensation Committee and Nominating and Governance Committee are composed entirely of and chaired by non-employee directors who meet the independence requirements of the NYSE and our Governance Guidelines;

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  Four of the five members of our Audit Committee qualify as "audit committee financial experts" as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K;

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  The Compensation Committee and the rest of our independent directors annually review the Chief Executive Officer's performance and compensation;

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  The Nominating and Governance Committee is responsible for succession planning for senior management, including the Chief Executive Officer;

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  Non-employee directors meet regularly, without the participation of the company's senior management, to review matters concerning the relationship of the Board with members of the company's management and such other matters as the lead director and participating directors may deem appropriate; and

  •
  Each year, the Nominating and Governance Committee conducts a review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the

    Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.

The Board's Role in Risk Oversight

        Our Board has oversight responsibility with regard to assessment of the major risks inherent in our business and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Compensation Committee likewise assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with compensation program design, including reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization and Board membership. The EHS Committee assists the Board with oversight of risk management relating to environmental, health and safety matters, including reviewing with management our reputation as a responsible corporate citizen and our efforts to employ sustainable business practices and related ESG reporting.

        Each director has full access to senior management, information about the company's operations, and the company's outside advisors. Generally, the Board receives training at least annually from the company's outside advisors on one or more topics selected by the Board. In 2019, the Board received training on cybersecurity risks and risk management, in addition to other topics.

Meeting Attendance

        Our Board held eight meetings during 2019. Each member of our Board attended at least 75% of his or her aggregate Board and committee meetings, and the average attendance level of our Board members in 2019 was over 95%.

Committees of the Board

Audit Committee

        We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, composed of Ms. Macdonald and Messrs. Reichstetter, Staff, Vagt and Waughtal. Mr. Staff is the chair of the Audit Committee, and Messrs. Reichstetter, Staff, Vagt and Waughtal have each been determined by the Board to be an "audit committee financial expert." The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us." The Audit Committee met eight times during 2019.

        The Audit Committee's primary purposes are to:

  •
  monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

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  select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided to us, consistent with all applicable laws, by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

  •
  monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function;

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  establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board; and

  •
  monitor our compliance with legal and regulatory requirements.

Audit Matters

        The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Audit fees(a)	$8,592,700	$8,066,130
Tax fees(b)	53,452	71,357
All other fees(c)	355,730	37,440

Total	$9,001,882	$8,174,927

(a)
Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC. The 2019 and 2018 amounts include $760,000 and $727,430, respectively, for the audit and related quarterly reviews, and reviews of periodic SEC and SEDAR filings of the company's former subsidiary, KML. The 2019 and 2018 amounts also include fees of $2,935,000 and $2,916,000, respectively, for audits of stand-alone financial statements of certain of our subsidiaries and equity investees.

(b)
Includes fees billed for professional services rendered for tax matters, including Internal Revenue Service assistance, and for general state, local and foreign tax compliance and consulting services.

(c)
Includes fees associated with pre-assurance and limited assurance services for selected Sustainability Assurance Standards Board (SASB) metrics in 2019.

        All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee. The Audit Committee has reviewed the external auditors' fees for audit and non-audit services for the year ended December 31, 2019. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors' independence and has concluded that they are compatible at this time.

        Furthermore, the Audit Committee is responsible for reviewing the external auditors' proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve disagreements between our management and our external auditors regarding financial reporting, and regularly reviews with the external auditors any problems or difficulties the auditors encounter in the course of their audit work. The Audit Committee, at least annually, uses its reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items):

  •
  the auditors' internal quality-control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors;

  •
  the independence of the external auditors; and

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  the aggregate fees billed by our external auditors for each of the previous two fiscal years.

Report of Audit Committee

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2019. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee. The Audit Committee has had discussions with and received written communications from PricewaterhouseCoopers LLP regarding the firm's independence from the company and our management.

        Based on the review and discussions described in the prior paragraph, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

        This report is respectfully submitted by the Audit Committee of the Board.

Audit Committee

Deborah A. Macdonald
Arthur C. Reichstetter
Joel V. Staff
Robert F. Vagt
Perry M. Waughtal

Compensation Committee

        Our Board's Compensation Committee is currently composed of five directors, each of whom our Board has determined to be independent under the relevant standards. The Compensation Committee has a written charter adopted by our Board which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us." The Compensation Committee met two times during 2019.

        The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Board desires to provide a compensation program for officers and key management personnel under which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee's primary purposes are to:

  •
  review and recommend to our independent directors or our Board, or determine, as the case may be, the annual salary, bonus, stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

  •
  review new executive compensation programs;

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  assess and monitor our director compensation programs;

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  review, on a periodic basis, the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

  •
  take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

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  produce an annual report on executive compensation for inclusion in our proxy statement; and

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  periodically review and assess our compensation and benefits for employees generally.

        Please refer to "Compensation Discussion and Analysis—Elements of Compensation" below for a discussion of the Compensation Committee's procedures and processes for making executive officer and non-employee director compensation determinations. The Compensation Committee has the sole authority to retain compensation consultants to advise it as it determines to be necessary or appropriate, but did not retain or pay fees to any compensation consultants in 2019. Per its charter, the Compensation Committee has no authority to delegate the responsibilities specified in its charter.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is composed of Ms. Macdonald and Messrs. Hultquist, Sarofim, Smith and Staff, with Ms. Macdonald serving as chair of the committee. From 1999 to 2003, Ms. Macdonald was an executive officer of the company. During 2019, none of our executive officers served on the board of directors of another entity which employed any of the members of our Board.

Report of Compensation Committee

        The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis for the year ended December 31, 2019 set forth below under "Executive Compensation." Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the proxy statement for the annual meeting.

        This report is respectfully submitted by the Compensation Committee of the Board.

Compensation Committee

Gary L. Hultquist
Deborah A. Macdonald
Fayez Sarofim
William A. Smith
Joel V. Staff

EHS Committee

        The EHS Committee is composed of Messrs. Gardner, Hall, Hultquist and Vagt, with Mr. Vagt serving as the chair of the committee. The EHS Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us." The EHS Committee met three times in 2019.

        The EHS Committee assists the Board in overseeing management's establishment and administration of our company's EHS policies, programs, procedures and initiatives, including those that promote the safety and health of our employees, contractors, customers, the public and the environment. The committee also periodically reviews with management our company's reputation as a responsible corporate citizen and our efforts to employ sustainable business practices consistent with our company's business purpose and values. Additionally, the Board has delegated to the EHS Committee responsibility over all matters relating to ESG reporting, including the review and approval of the company's ESG Report.

Nominating and Governance Committee

        Our Nominating and Governance Committee is composed of Messrs. Gardner, Hall, Kuehn and Sarofim, with Mr. Gardner serving as the chair of the committee. Our Board has determined that each of the committee members is independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us." The Nominating and Governance Committee met two times in 2019.

        The Nominating and Governance Committee's primary purposes are to:

  •
  make recommendations regarding the size of our Board, to the extent the size of the Board may be changed in accordance with the company's bylaws;

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  identify individuals qualified to become members of our Board, and recommend director nominees to our Board for election at our annual meeting of stockholders;

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  identify from among the members of our Board and report to our Board on individuals recommended to serve as members of the various committees of our Board;

  •
  annually reevaluate our Governance Guidelines and recommend to our Board any changes that the Nominating and Governance Committee deems necessary or appropriate; and

  •
  periodically evaluate our Board's and committees' performances.

Board Qualifications, Diversity and Core Competencies

        Our Governance Guidelines require that our Board reflect the following characteristics:

  •
  each director should be:

  •
  a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

  •
  knowledgeable, or willing to become so quickly, in the critical aspects of the company's business and operations; and

  •
  experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

  •
  a majority of the directors are to meet the standards of independence as prescribed in our Governance Guidelines and the NYSE rules; and

  •
  our Board should encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

        In its evaluation of possible candidates for service on our Board, the Nominating and Governance Committee considers the characteristics outlined above in addition to the following:

  •
  a candidate's experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationship with us, ownership of our equity securities, service on other boards, willingness to commit the required time and ability to work as part of a team;

  •
  the current mix of viewpoints, backgrounds, skills, experience and expertise on our Board; and

  •
  the results of our Board's annual self-evaluation.

        Our Board believes that diversity, including race, gender, culture, skills, experience, thought and geography, is an important attribute of a well-functioning board. As such, the Nominating and

Governance Committee is responsible for advising our Board on matters of diversity and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Our Board believes that it should be comprised of directors with experience in a mix of core competencies that contribute to a well-functioning board that effectively oversees our strategy and management, including:

Industry/Operational Experience	Directors with senior leadership experience in the energy storage and transportation industry add valuable perspective on operational matters, assessment of business opportunities and other issues specific to the company's business.
CEO or Senior Officer Experience

Directors who have served as a CEO or another "C-Level" executive of a publicly traded entity or large private company, or who have overseen a substantial business segment of a company, have developed judgment, perspective and independence of thought that is important to the Board's strategic decision making process.

Service on Other Public Company Boards

Directors who currently serve or have served on the boards of other publicly traded entities or large private companies provide experience and perspective to our Board regarding best practices in governance and the function of the Board.

Accounting and Financial Reporting Expertise

Directors with an understanding of accounting and financial reporting matters lead our Audit Committee, and provide perspective with respect to assessing our financial performance and monitoring the integrity of our financial reporting process.

Corporate Finance Expertise

Directors with experience in corporate finance assist in evaluating our capital structure and advise on capital markets transactions and other financing related strategies for generating value for our stakeholders.

Capital Allocation Expertise

The company's ability to generate value for stakeholders also depends on its ability to strategically and responsibly allocate capital, including on expansion projects, acquisitions and divestitures, share repurchases and debt repayment. Accordingly, directors with experience in such capital allocation activities provide valuable insight in the Board's decision making.

Regulatory and Environmental, Health and Safety Expertise

Portions of our businesses are heavily regulated, and operating our business in compliance with applicable laws and with a view toward the preservation of the environment is critical. Directors with experience in regulatory, environmental, health and safety matters assist in ensuring that we operate in accordance with best practices regarding regulatory and environmental matters and that the environment and safety are properly weighed in Board decision making.

Legal Expertise

The transactions in which the company engages and the ordinary operation of its business frequently involve complex legal considerations. Directors with a legal background supplement the skills of our General Counsel's staff and provide valuable insight in assessing legal risk.

Risk Management Expertise	Directors with experience assessing major risks inherent in business and identifying measures to address and mitigate such risks.
Ethnic, Gender or other Diversity	Directors whose race, ethnicity or gender may be underrepresented on corporate boards bring an important diversity of perspective to the Board.

Director Skills Matrix

Name	Industry/ Operational Experience	CEO or C-Level Executive	Other Public Company Boards	Accounting and Financial Reporting Expertise	Corporate Finance Expertise	Capital Allocation Expertise	Regulatory and EHS Expertise	Legal Expertise	Risk Management Expertise	Ethnic, Gender or other Diversity
Mr. Kinder	X	X	X		X	X	X	X	X
Mr. Kean	X	X	X		X	X	X	X	X
Ms. Dang	X	X		X	X	X	X		X	X
Mr. Gardner			X		X	X			X
Mr. Hall			X					X	X	X
Mr. Hultquist			X	X	X	X	X	X	X
Mr. Kuehn	X	X	X		X	X		X	X
Ms. Macdonald	X	X				X	X	X	X	X
Mr. Morgan	X	X	X	X	X	X			X
Mr. Reichstetter			X	X	X	X			X
Mr. Sarofim		X	X		X	X			X	X
Mr. Shaper	X	X	X	X	X	X			X
Mr. Smith	X	X	X		X	X		X	X
Mr. Staff	X	X	X	X	X	X			X
Mr. Vagt	X	X	X	X	X	X	X		X
Mr. Waughtal		X	X	X	X	X			X

Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become Board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other Board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies on the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the Governance Guidelines; recommends approval by the entire Board of each selected nominee for election as a director; and approves extending an invitation to join our Board if the invitation is proposed to be extended by any person other than the Chair of the Nominating and Governance Committee.

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by following the procedures described under "Additional Information—Stockholder Proposals and Director Nominations for Our 2021 Annual Meeting." In

addition, the stockholder should provide such other information as such stockholder may deem relevant for the Nominating and Governance Committee's evaluation.

        The chair of the Nominating and Governance Committee has discretion to determine whether the recommendation should be brought to the attention of the full Board and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our corporate secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, make changes.

Material Legal Proceedings

        There are no material legal proceedings to which any director, officer or affiliate of ours, or any record or beneficial owner of more than 5% of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.

Contributions to Charitable Organizations

        In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member of such director is an executive officer, that exceeded the greater of $1 million or 2% of such tax-exempt organization's consolidated gross revenue.

Annual Meeting Attendance

        Although we have no formal policy with respect to our directors' attendance at annual meetings of stockholders, we invite them to attend. Eight of our directors attended the 2019 annual meeting.

Stockholder Communications with Our Board

        Interested parties may contact our lead director, Mr. Morgan, the chairperson of any of the Board's committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, or by e-mail to our investor relations department within the "Contact Us" section of our website at www.kindermorgan.com. Any communication should specify the intended recipient.

        All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay communications to the appropriate director or directors unless our investor relations department determines that the communication:

  •
  does not relate to our business or affairs or the functioning or Governance Guidelines of our Board or the functioning or charter of any of its committees;

  •
  relates to routine or insignificant matters that do not warrant the attention of our Board;

  •
  is an advertisement or other commercial solicitation or communication;

  •
  is frivolous or offensive; or

  •
  is otherwise not appropriate for delivery to directors.

        The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. We will retain copies of communications received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Additional Corporate Governance Information

        We make available free of charge, on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us," the Governance Guidelines, the charters of the Audit Committee, Compensation Committee, EHS Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the chief executive officer, among others). We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver from a provision of that code granted to our executive officers or directors, in each case that would otherwise be disclosed on Form 8-K, on our website within four business days following such amendment or waiver. The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

No Incorporation by Reference

        The Report of the Audit Committee, the Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent we specifically incorporate either such report or the performance graph by reference therein.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

        Our written policy requires transactions that are reportable under Item 404(a) of Regulation S-K, among others, to be approved or ratified by the non-interested members of the Audit Committee. Any transaction to which we were, or are proposed to be, a party that involves an amount exceeding $120,000, and in which a director or executive officer (or such person's immediate family member) has a material interest (a "related party transaction") would be subject to this approval requirement. We expect that the Audit Committee would consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.

Shareholders Agreement

        In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the "Investors." The Investors consisted of:

  •
  Richard D. Kinder, our Executive Chairman;

  •
  investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (referred to as the "Sponsor Investors");

  •
  Fayez Sarofim, one of our directors, and investment entities affiliated with him;

  •
  an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders; and

  •
  a number of other members of our management.

        None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply and are not described below. For example, Mr. Kinder and the Sponsor Investors previously had rights under the shareholders agreement to appoint some of the nominees for our Board and to have their nominees serve on certain committees of the Board, but these rights have terminated.

Registration Rights

        The shareholders agreement contains registration rights provisions under which we may be required to register the sale of shares of common stock owned by Mr. Kinder that were issued upon the conversion of his Class A shares and Class B shares. Under the registration rights provisions, Mr. Kinder will have the right to require that we register resales of such shares of common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of his remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of:

  •
  a regular quarterly blackout period when our directors and executive officers are not permitted to trade or

  •
  a 30-day period (which we may not invoke more than twice in any 12-month period) if the registration would cause the disclosure of specified types of non-public information.

The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.

        We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.

        We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling shareholder's affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Other Provisions

        The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock. Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by specified shareholders party thereto if they own specified amounts of our capital stock or if the amendment would modify their rights or obligations adversely and differently from other holders of the same class or classes of capital stock.

Other Transactions

        Under our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or those other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the General Corporation Law of the State of Delaware. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such persons against such liability.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth, as of the close of business on March 16, 2020, information known to us regarding the beneficial ownership of our common stock by:

  •
  each of our directors, each of our named executive officers identified in "Executive Compensation" and all of our directors and executive officers as a group, and

  •
  each person known by us to own beneficially more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated. Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class(a)
Richard D. Kinder(b)	256,413,346	11.34
Steven J. Kean(c)	7,260,598	*
Kimberly A. Dang(d)	2,252,333	*
Ted A. Gardner(e)	497,533	*
Anthony W. Hall, Jr.	47,260	*
Gary L. Hultquist	1,113	*
Ronald L. Kuehn, Jr.(f)	146,006	*
Deborah A. Macdonald(g)	32,578	*
Michael C. Morgan(h)	4,075,148	*
Arthur C. Reichstetter	107,507	*
Fayez Sarofim(i)	38,609,452	1.71
C. Park Shaper(j)	9,561,157	*
William A. Smith(k)	34,168	*
Joel V. Staff(l)	92,045	*
Robert F. Vagt(m)	33,499	*
Perry M. Waughtal(n)	358,886	*
Thomas A. Martin(o)	1,020,602	*
David P. Michels(p)	31,793	*
Dax A. Sanders(q)	208,205	*
Directors and executive officers as a group (24 persons)(r)	321,068,847	14.19
The Vanguard Group(s)	164,241,153	7.26
BlackRock, Inc.(t)	135,310,606	5.98

*
Represents ownership of less than 1%.

(a)
Based on 2,261,928,117 shares of common stock outstanding as of March 16, 2020.

(b)
Includes 61,479 shares owned by Mr. Kinder's wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,812,747 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial or pecuniary interest in these shares. Includes 30,000,000 shares held in a margin account and pledged as security for a margin loan utilized by Mr. Kinder solely for the purchase of additional shares of our common stock, 7,926,767 shares of which had been purchased by Mr. Kinder under such arrangement as of March 16, 2020.

(c)
Includes 265,000 shares owned by Mr. Kean's wife. Mr. Kean disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Includes 230,000 shares held by a limited partnership of which Mr. Kean is the sole general partner and two trusts (for which Mr. Kean serves as a trustee and of which family members of Mr. Kean are sole beneficiaries) each own a 49.5% limited partner interest. Mr. Kean disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest therein. Also includes 233,550 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean disclaims any beneficial ownership in the shares owned by the charitable foundation. Excludes 904,466 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2021.

(d)
Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial or pecuniary interest in these shares. Excludes 76,924, 113,059 and 143,473 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2020, July 31, 2021 and July 31, 2022, respectively.

(e)
Includes 1,670 restricted shares subject to forfeiture until July 22, 2020. Includes 196,610 shares held by a family limited liability company. Mr. Gardner disclaims 99% of any beneficial ownership of such shares.

(f)
Includes 25,717 shares held by Mr. Kuehn's spouse. Mr. Kuehn disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse.

(g)
Includes 2,250 restricted shares subject to forfeiture until July 22, 2020.

(h)
Includes 3,660,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 415,148 shares owned by trusts for which Mr. Morgan has voting and dispositive power. An aggregate of 2,600,000 shares held by Portcullis Partners, LP are held in either a margin account or an account that serves as collateral for a line of credit.

(i)
Includes 9,116,182 shares held in entities indirectly controlled by Mr. Sarofim over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power. Includes 106,343 shares held by Mr. Sarofim's spouse. Mr. Sarofim disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse. Also includes 13,800 shares held by trusts of which Mr. Sarofim is the sole trustee, but in which he has no pecuniary interest.

(j)
Includes 457,784 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial or pecuniary interest in these shares. Also includes 7,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power.

(k)
Includes 19,581 shares held by Mr. Smith's spouse. Mr. Smith disclaims any and all beneficial or pecuniary interest in the shares held by his spouse.

(l)
Includes 6,730 restricted shares subject to forfeiture until July 22, 2020.

(m)
Includes 1,670 restricted shares subject to forfeiture until July 22, 2020.

(n)
Includes 2,250 restricted shares subject to forfeiture until July 22, 2020. Includes 59,593 shares held by a family limited partnership, the general partner of which is owned 50% by Mr. Waughtal and 50% by his spouse. Mr. Waughtal disclaims 99.5% of any beneficial or pecuniary interest in the shares held by the family limited partnership.

(o)
Includes 148,950 shares held by a trust for the benefit of family members of Mr. Martin with respect to which Mr. Martin shares voting and disposition power. Mr. Martin disclaims any beneficial ownership in these shares. Excludes 61,539, 96,100 and 404,158 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2020, July 31, 2021 and January 31, 2023, respectively.

(p)
Excludes 15,385, 33,918 and 35,869 RSUs subject to forfeiture and voting restrictions that lapse on July 18, 2020 and July 31, 2021 and July 31, 2022, respectively.

(q)
Includes 2,000 shares owned by Mr. Sanders's spouse. Also includes 1,600 shares held in accounts owned by Mr. Sanders's parents, over which he has a limited power of attorney or is a joint tenant with right of survivorship. Mr. Sanders disclaims beneficial ownership of the securities held in his parent's accounts. Excludes 61,539, 84,794, 84,794 and 71,737 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2020, July 31, 2021, July 31, 2022 and July 31, 2022, respectively. 125,475 shares are pledged by Mr. Sanders as collateral for a line of credit that is undrawn as of the date of this proxy statement.

(r)
See notes (b) through (q). Also includes 2,122 shares held indirectly, in respect of which shares the executive officers disclaim all or a portion of any beneficial or pecuniary interest. Includes 51,219 shares held in a margin account in the name of an executive officer other than the named executive officers, no margin loans in respect of which were outstanding as of March 16, 2020. Excludes an aggregate of 1,016,116 RSUs held by executive officers other than the named executive officers, which RSUs are subject to forfeiture and voting restrictions that lapse at various times from July 2020 through January 2025.

(s)
Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, on February 12, 2020, reflecting beneficial ownership as of December 31, 2019, The Vanguard Group has sole voting power as to 3,429,140 shares of common stock, shared voting power as to 1,048,782 shares of common stock, sole dispositive power as to 160,456,918 shares of common stock and shared dispositive power as to 3,784,235 shares of common stock.

(t)
Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, on February 10, 2020, reflecting beneficial ownership as of December 31, 2019, BlackRock, Inc. has sole voting power as to 116,131,718 shares of common stock and sole dispositive power as to 135,310,606 shares of common stock.

Equity Compensation Plan Information

        The following table sets forth information regarding our current equity compensation plans as of December 31, 2019. Specifically, the table provides information regarding our common stock issuable under the 2015 Amended and Restated Stock Incentive Plan described under "Executive

Compensation" and the Amended and Restated Stock Compensation Plan for Non-Employee Directors described under "Director Compensation."

Plan Category	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,807,505
Equity compensation plans not approved by security holders	—

Total	9,807,505

Delinquent Section 16(a) Reports

        Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2019, except that, due to an administrative delay, the March 1, 2019 withholding of 56,692 shares of common stock to satisfy tax withholding obligations upon the vesting of 150,944 shares of restricted stock held by Mr. Schlosser was reported on March 6, 2019 rather than the due date of March 5, 2019.

EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of the date of this proxy statement.

        Several of our directors and executive officers previously served as directors and/or officers of one or more of KMI's predecessors. Several of our directors and executive officers also previously served as directors and/or officers of one or more of KMI's public subsidiaries, including KML, El Paso Pipeline GP Company, L.L.C., the general partner of EPB, KMGP, the general partner of Kinder Morgan Energy Partners, L.P. ("KMP"), and/or KMR. On November 26, 2014, we acquired all of the outstanding common units of EPB and KMP, and all of the outstanding common shares of KMR, that we and our subsidiaries did not already own. On December 16, 2019, KML was acquired by Pembina Pipeline Corporation.

Name	Age	Position
Richard D. Kinder	75	Director, Executive Chairman
Steven J. Kean	58	Director and Chief Executive Officer
Kimberly A. Dang	50	Director and President
Jesse Arenivas	46	Vice President (President, CO2)
James E. Holland	57	Vice President (President, Products Pipelines)
Catherine C. James	54	Vice President and General Counsel
Thomas A. Martin	58	Vice President (President, Natural Gas Pipelines)
Denise R. Mathews	64	Vice President and Chief Administrative Officer
David P. Michels	41	Vice President and Chief Financial Officer
Dax A. Sanders	45	Executive Vice President and Chief Strategy Officer
John W. Schlosser	57	Vice President (President, Terminals)

        For biographical information concerning Messrs. Kinder and Kean and Ms. Dang, please see "Corporate Governance—The Board of Directors" beginning on page 8 of this proxy statement.

        Jesse Arenivas was elected Vice President (President, CO2) of KMI in December 2014. Mr. Arenivas joined Kinder Morgan in 2003 and has served in various financial, accounting, and business development roles, including Vice President of Finance and Accounting for our CO2 business segment. Mr. Arenivas holds a Bachelor of Business Administration in Finance from the University of Texas, Permian Basin and is a Certified Public Accountant in the State of Texas.

        James E. Holland was elected Vice President (President, Products Pipelines) of KMI in July 2017. He served as Vice President of technical services for Kinder Morgan's Products Pipelines group from 2012 to July 2017. Mr. Holland joined Kinder Morgan over 25 years ago and, prior to 2012, held various operations and engineering positions in Kinder Morgan's Products Pipelines group. Mr. Holland holds bachelor's degrees in chemistry and biology from New Mexico State University.

        Catherine C. James was elected Vice President and General Counsel of KMI in February 2019. Previously, Ms. James served as Executive Vice President and General Counsel of Dynegy, Inc. from September 2011 until Vistra acquired Dynegy in April 2018. Ms. James held various key legal roles at NRG Energy, Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron. She is on the board of directors of New Hope Housing, an organization that provides life-stabilizing, affordable, and permanent housing with support services for people who live on limited incomes. She serves on the Board of the Friends of Fondren Library of Rice University and is a member of the Junior League of Houston. Ms. James earned a Bachelor of Arts degree from Smith College and Juris Doctor from the University of Texas School of Law.

        Thomas A. Martin is Vice President (President, Natural Gas Pipelines) of KMI and has served in his current role since 2012. Mr. Martin has served as Vice President (President, Natural Gas Pipelines)

of KMGP since November 2009. Mr. Martin served as Vice President (President, Natural Gas Pipelines) of KMR from November 2009 until November 2014. He also served as a director and as Vice President (President, Natural Gas Pipelines) of the general partner of EPB from May 2012 until November 2014. Mr. Martin served as President, Texas Intrastate Pipeline Group from May 2005 until November 2009 and has served in various management roles for the Kinder Morgan companies since 2003. Mr. Martin received a Bachelor of Business Administration degree from Texas A&M University.

        Denise R. Mathews is Vice President and Chief Administrative Officer of KMI and was elected to her current role in October 2019. Ms. Mathews served as Vice President, Human Resources, IT and Administration from January 2018 until October 2019 and as Vice President, Human Resources of KMI from May 2012 until January 2018. Ms. Mathews has served in various human resources roles for KMI and its predecessor companies since 1979, including as Vice President, Human Resources for El Paso Corporation from 2008 until its acquisition by KMI in 2012. Ms. Mathews holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in French from Birmingham Southern College.

        David P. Michels is Vice President and Chief Financial Officer and has served in this role since April 2018. Mr. Michels previously served as Vice President, Finance and Investor Relations of KMI from March 2013 to April 2018, and as Vice President, Finance from 2012, when he joined Kinder Morgan, to March 2013. Mr. Michels also served as Chief Financial Officer of the general partner of EPB from March 2013 until November 2014. Prior to joining Kinder Morgan, Mr. Michels worked at Barclays and Lehman Brothers in energy investment banking, during which time he provided merger and acquisition as well as capital raising services to public and private energy companies. Mr. Michels holds a master's degree from the University of Chicago Booth School of Business and a bachelor's degree in finance from the University of Texas at Austin.

        Dax A. Sanders is Executive Vice President and Chief Strategy Officer of KMI and has served in this role since April 2018. Prior to his current role, he served as Vice President, Corporate Development of KMI since March 2013. He also served as a director and Chief Financial Officer of KML from April 2017 to December 2019. Mr. Sanders served as Vice President, Corporate Development of KMR from March 2013 until November 2014 and of the general partner of EPB from March 2013 until January 2015. From 2009 until March 2013, he was a Vice President within Kinder Morgan's Corporate Development group. From 2006 until 2009, Mr. Sanders was Vice President of Finance for our Kinder Morgan Canada group. Mr. Sanders joined Kinder Morgan in 2000, and from 2000 to 2006 served in various finance and business development roles within the Corporate Development, Investor Relations, Natural Gas Pipelines and Products Pipelines groups, with the exception of a two-year period while he attended business school. Mr. Sanders holds a master's degree in business administration from the Harvard Business School and a master's and a bachelor's degree in accounting from Texas A&M University. He is also a Certified Public Accountant in the State of Texas.

        John W. Schlosser was elected Vice President (President, Terminals) of KMI in December 2014. Mr. Schlosser has served as Vice President (President, Terminals) of KMGP since March 2013. He also served as President of KML from August 2018 to December 2019 and previously served as President, Terminals of KML since its initial public offering in May 2017. Mr. Schlosser served as Vice President (President, Terminals) of KMR from March 2013 until November 2014. Mr. Schlosser was named Senior Vice President and Chief Commercial Officer of Kinder Morgan's Terminals group in 2010. He previously served as Vice President of Sales and Business Development for Kinder Morgan's Terminals group since he joined Kinder Morgan in 2001 in connection with Kinder Morgan's purchase of the U.S. pipeline and terminal assets of the GATX Corporation, where he served as Vice President of Sales. Mr. Schlosser has more than 30 years of experience in commodity transportation and logistics, business development and sales, sales management and operations. Mr. Schlosser holds a Bachelor of Science degree from Miami University, Oxford, Ohio.

 EXECUTIVE COMPENSATION

Overview

        The following Compensation Discussion and Analysis describes the compensation of our executive officers, with a focus on the compensation of Mr. Kean, our Chief Executive Officer, Mr. Michels, our Chief Financial Officer, and Ms. Dang and Messrs. Martin and Sanders, our three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) serving at the end of the fiscal year ended December 31, 2019, whom we refer to collectively as our "named executive officers."

Compensation Discussion and Analysis

Program Objectives

        We seek to attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders. To help accomplish this goal, we have designed an executive compensation program to:

  •
  incent our executives to act and make decisions like owners, not agents;

  •
  provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and

  •
  tie a substantial majority of our executives' total compensation directly to our financial performance to align our executives' interests with those of our stockholders.

        To accomplish the foregoing, we use a combination of:

  •
  base cash compensation (non-performance based) that is generally below market;

  •
  a possible annual bonus (performance-based) that is tied to the attainment of the company's annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive; and

  •
  long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of restricted stock units (referred to as "RSUs") subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.

        We do not layer on additional "stretch" awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize "stretch" or "reach" targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives' stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.

        We keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information consisting of proxy data and third-party compensation surveys in which we participate. In 2016, we developed a compensation peer group from the energy industry evaluated using companies that most closely reflect our profile in terms of revenues, assets, and market value, as well as competition for executive level talent. This information is compiled using the Equilar Insight executive compensation benchmarking software platform. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive within the energy industry, and is generally comparable, in terms of total compensation value, to the midpoint of total compensation offered by companies of similar size and scope to ours. The following companies are included in our peer group:

Anadarko Petroleum Corporation(a)	Energy Transfer LP(b)	Plains All American Pipeline L.P.
CenterPoint Energy, Inc.	Enterprise Products Partners LP	Sempra Energy
ConocoPhillips Company	EOG Resources, Inc.	Southern Company
Dominion Energy Inc.	NiSource Inc.	Targa Resources Corp.(b)
Duke Energy Corporation	Occidental Petroleum Corporation	TC Energy Corporation
Enbridge Inc.	ONEOK, Inc.	The Williams Companies, Inc.

(a)
Anadarko Petroleum Corporation was acquired by Occidental Petroleum Corporation in August of 2019, and was included in the peer group until the date of that acquisition.

(b)
Includes affiliated entities.

        In July 2018, consistent with the plurality of stockholders' advisory votes at our 2018 annual meeting, our Board determined to hold an advisory vote of stockholders on the compensation of KMI's named executive officers annually until 2024, when the next stockholder vote on the frequency of the say-on-pay vote is required under Section 14A of the Exchange Act, or until our Board otherwise determines that a different frequency for such vote is in the best interests of KMI's stockholders. At our 2018 and 2019 annual meetings, our stockholders voted to approve, on an advisory basis (with approval rates of 96.21% and 71.83%, respectively), the compensation of our then named executive officers. In response to the lower than anticipated approval rate at our 2019 annual meeting, our executive officers and members of our investor relations, compensation and legal groups engaged with our largest unaffiliated stockholders who hold, collectively, approximately 17.94% of our outstanding common stock (and approximately 20.91% of outstanding shares not beneficially held by our directors and management) regarding our executive compensation philosophy and program. As a result of those engagement activities, we have enhanced our disclosures in this "Compensation Discussion and Analysis" section regarding our compensation philosophy and practices, including our use of long-term incentive equity awards and the nature of the performance vesting terms of those awards, which represented the principal topic of interest to the investors with whom we engaged.

        We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for executive officers to $1 million of compensation per year; however, if specified performance-based conditions are met, certain compensation may be excluded from consideration of the $1 million limit (prior to the passage of the Tax Cuts and Jobs Act of 2017). The Tax Cuts and Jobs Act of 2017 amended Section 162(m) to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain arrangements entered into prior to November 2, 2017 that will be "grandfathered") and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). While our shareholder-approved incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption is no longer available for tax years after 2017 (other than with respect to certain "grandfathered" arrangements as noted above).

Compensation Designed to Reward Performance and Align Incentives

        Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our investors and other stakeholders, to align management's interests with those of our stockholders, and to incentivize compliance with our Code of Business Conduct and Ethics and our EHS policies. Each executive is held accountable for upholding and complying with company policies, which require the individual to maintain a discrimination-free workplace, to comply with the law, and to maintain high standards of operating safety and environmental protection. In addition, cash and equity incentive compensation paid to our executive officers is subject to a clawback policy providing that such compensation may, under certain circumstances, be recovered by us in the event of a restatement of our financial results. See "Corporate Governance—Corporate Governance Highlights."

        We believe that the most effective means of aligning management's interests with those of our investors and other stakeholders is to emphasize incentive-based compensation rather than fixed compensation such as base salary and perquisites. We do not provide executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs to our executive officers. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft, and we do not pay for executives to fly first class. We do not have employment agreements or special severance arrangements with our executive officers. Our executive officers are eligible for severance under the same plan as our other non-union employees.

        We emphasize incentive-based compensation by paying base salaries that are generally below market and allocating a substantial majority of our executives' total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs. Annual bonus amounts are determined based on the level of achievement of annual financial performance targets established by the Compensation Committee and other objectives. Long-term incentive equity awards, in the form of RSUs, are subject to both time-based and performance vesting hurdles and provide the attributes of stock ownership, which we believe motivates executives to behave like owners rather than agents by directly aligning the executives' interests with those of our stockholders.

        At his request, Mr. Kean receives a base salary of $1 per year and no annual cash bonus. Accordingly, his compensation consists almost exclusively of long-term incentive equity awards and related dividend equivalent payments. Mr. Kean reimburses us for health care premiums paid on his behalf. The almost exclusive use of equity awards to compensate Mr. Kean means that his compensation is closely aligned with stockholder value in a manner we believe is superior to short-term performance metrics and compensation. In addition, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year at his request. Mr. Kinder also reimburses us for health care premiums paid on his behalf.

Elements of Compensation

        Our 2019 executive compensation program was principally composed of three elements:

  •
  a base salary,

  •
  a possible annual cash bonus, and

  •
  long-term incentive equity awards (including related dividend equivalent payments on unvested awards).

        Each year, the Compensation Committee reviews our compensation philosophy and approves the compensation of our named executive officers and the financial and other goals and objectives that are relevant to the compensation of our named executive officers. The Compensation Committee (and in the case of Mr. Kean, the other independent board members) also reviews each named executive officer's performance in consultation with management. For 2019, the Compensation Committee and the other independent board members solicited information from Mr. Kinder and Ms. Mathews regarding the performance of Mr. Kean. In addition, the Compensation Committee solicited information from Messrs. Kinder and Kean and Ms. Mathews regarding the performance of Ms. Dang. Similarly, the Compensation Committee solicited information from Messrs. Kinder and Kean, Ms. Mathews and Ms. Dang with respect to the performance of our other named executive officers.

The Compensation Committee also obtained information from Ms. Mathews with respect to compensation for comparable positions of responsibility at our peer companies. All of this information was taken into account by the Compensation Committee, which made final determinations regarding compensation of our named executive officers other than our Chief Executive Officer, whose compensation was approved by our independent directors. No named executive officer reviewed his or her own performance or approved his or her own compensation.

Base Salary

        Base salary is paid in cash. In determining executive base salaries, we seek to provide reasonable fixed compensation while also retaining our overall emphasis on incentive-based compensation; accordingly, we pay base salaries that are generally below the 50th percentile of those of our peer group. The Compensation Committee maintained an annual base salary cap for our executive officers of $400,000 from 2013 until July 2018, when it was increased to $500,000. For 2019, the highest base salary for an executive officer was $425,000 and, for 2020, the highest base salary for an executive officer is $450,000. In addition, as noted above, our Chief Executive Officer receives an annual base salary of $1, as does our Executive Chairman, Mr. Kinder.

Possible Annual Cash Bonus (Non-Equity Cash Incentive)

        The overall purpose of our Amended and Restated Annual Incentive Plan (referred to as the "Annual Incentive Plan") is to foster our executive officers' and our employees' personal stake in the continued success of our company through the possible payment of annual cash bonuses that are dependent on individual and company performance. Our Annual Incentive Plan was approved by our Board and stockholders in 2015 and was amended in January 2017 to provide for the clawback of cash compensation to the extent required by our executive compensation clawback policy, as discussed above.

        The Annual Incentive Plan consists of two components: the executive plan component and the non-executive plan component. All of our employees are eligible to participate in the Annual Incentive Plan (except for employees covered by collective bargaining agreements, whose participation will be governed by the terms of the collective bargaining agreement or initial terms and conditions of employment). Our Chief Executive Officer and all other executive officers are eligible for the executive plan component, although Mr. Kean has elected not to participate. All other eligible employees in the U.S. may participate in the non-executive plan component.

        An aggregate pool of bonus dollars is budgeted at the beginning of each year for annual cash bonuses that may be paid under both the executive and non-executive components of our Annual Incentive Plan after the end of the year. The size of the final bonus pool depends primarily on the extent to which we meet certain financial performance targets set at the beginning of the year by the Compensation Committee, which financial targets are generally consistent with the Board-approved distributable cash flow (DCF) per share budget developed through our rigorous budgeting process and published in January of each year. After the financial results of the year are calculated, the Compensation Committee then establishes the final bonus pool based primarily on the extent to which such financial performance targets are met. The Compensation Committee may also adjust the final bonus pool upward or downward based on our overall performance in other areas, including EHS and operational performance and other financial measures.

        With respect to the executive plan component, the Compensation Committee also establishes financial performance targets at or before the start of each year (which may be the same financial performance targets established under the non-executive plan component) and sets the individual bonus opportunities available to each executive officer depending primarily on the extent to which we meet such financial performance targets. After the financial results of the year are calculated, the

Compensation Committee then determines the bonuses to be paid to each executive officer based primarily on the extent to which such financial performance targets are met, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive. The maximum payout to any individual under the Annual Incentive Plan for any year is $3 million. The Compensation Committee may reduce the amount of the bonus actually paid to any executive officer from the amount of any bonus opportunity available to such executive officer. Because payments under the Annual Incentive Plan for our executive officers are determined by comparing actual performance to the performance targets established each year and taking other factors into consideration, it is not possible to accurately predict amounts that will actually be paid under the executive portion of the Annual Incentive Plan over the life of the plan.

        For 2019, the Compensation Committee set a target of DCF of $2.20 per common share as the financial performance target under both the executive plan component and the non-executive plan component and approved the following additional objectives that could potentially increase or decrease the budgeted bonus pool for 2019:

  •
  our EHS performance, including

  •
  beating industry average incident rates;

  •
  improving incident rates compared to our previous three-year averages; and

  •
  experiencing no significant incidents in our operations or expansions, and

  •
  a target consolidated leverage ratio, which we measure as the ratio of Adjusted Net Debt-to-Adjusted EBITDA, of 4.52x.

        DCF, DCF per common share, Adjusted Net Debt and Adjusted EBITDA are non-GAAP measures. Please see "—Non-GAAP Financial Measures" below for a discussion of

  •
  DCF and DCF per common share, along with a reconciliation of DCF to net income attributable to common stockholders, the GAAP financial measure most directly comparable to distributable cash flow, for the year ended December 31, 2019,

  •
  Adjusted Net Debt, along with a reconciliation to its most directly comparable GAAP financial measure, debt net of cash and cash equivalents, and

  •
  Adjusted EBITDA, along with a reconciliation to its most directly comparable GAAP financial measure, net income.

        The table under "Grants of Plan-Based Awards" below sets forth the threshold, target and maximum payout opportunities for each named executive officer. The Compensation Committee has never awarded the maximum bonus opportunity to a current named executive officer.

        For 2019, we achieved DCF per share of $2.19 (99.6% of our DCF target of $2.20 per share), and our consolidated leverage ratio was 4.34x, significantly better than the target of 4.52x.

        Our Compensation Committee approved funding of approximately 97% of the total 2019 budgeted cash bonus pool under the Annual Incentive Plan. The Compensation Committee established a baseline funding rate of 95% for the executive plan component, with individual executives receiving upward or downward adjustments relative to such 95% funding rate based on individual performance and other factors as described below. The Compensation Committee believes that our executives should typically receive a greater reduction of the bonus pool than other employees in years in which we do not meet 100% of our financial targets. A few executives were funded slightly higher than 95% because of their personal contributions to achievement of the KML sale transaction (which resulted in significant debt reduction for the company), bringing the overall average for our named executive officers to approximately 96.5% of their budgeted bonus opportunities. The budgeted bonus opportunities are based on the market data discussed under "—Program Objectives" above. The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.

        The 2019 bonuses for our named executive officers were based primarily on the extent to which the financial and non-financial goals were met. The Compensation Committee considered, among other factors, our achievement of 99.6% of our DCF per share target, and that we ended the fiscal year with a leverage ratio significantly better than our target. The Compensation Committee also considered, qualitatively, how well each executive officer performed his or her duties during the year. Information was solicited from relevant members of senior management regarding the performance of our named executive officers, and determinations and recommendations were made at the regularly scheduled first quarter Board and Compensation Committee meetings held in January 2020. Other factors considered by the Compensation Committee included market data about compensation of comparable positions of responsibility at our peer companies, derived from the proxy data and the third-party compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation Committee did not find it practicable to, and did not, use a "score card" or quantify or assign relative weight to the specific criteria considered. Specific aspects of an individual's performance, other than the overall financial and other objectives discussed above, were not identified in advance. Rather, adjustments were based on the Compensation Committee's judgment and input from Mr. Kinder, Mr. Kean, Ms. Dang and Ms. Mathews, giving consideration to the totality of the record presented, including the individual's performance and the magnitude of any other positive or negative factors.

        For a discussion of effects under the Annual Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please read "Potential Payments upon Death, Disability, Termination or a Change in Control."

Long-Term Incentive Compensation

        We believe that significant long-term incentive equity compensation as part of total executive compensation is an effective means of attracting, motivating and retaining executive talent while also aligning executives' interests with those of stockholders. Accordingly, we use long-term incentive equity awards in the form of RSUs for a significant portion of our executives' compensation. Our executives receive dividend equivalents on their unvested RSUs in the same amount per RSU as our normal quarterly dividends per share on our common stock, and they receive one share of our common stock upon vesting of each RSU, creating direct alignment with shareholders. We believe that this alignment encourages our executives to think and make decisions like owners rather than agents.

        We typically make annual awards to our executive officers of RSUs that are subject to both a time-based vesting condition (typically a three-year cliff-vesting condition) and a performance-based vesting condition (typically a DCF per share target).

        In certain circumstances, we have granted to an executive officer an RSU award larger than a typical annual RSU award with a vesting period of three or more years, with the expectation that no additional awards will be granted to such executive until near the end of the vesting period. We refer to awards of this type as multi-year awards. A multi-year award represents more than one year's long-term incentive compensation because it is intended that the executive will forego one or more annual grants in the future during the vesting period of the multi-year award. For example, Mr. Kean (who elects to receive a base salary of $1 per year and no annual cash bonus) was granted a three-year cliff-vesting performance-based RSU award in July 2018 that is scheduled to vest in July 2021. Mr. Kean did not receive an annual award in July 2019 and is not expected to receive any additional incentive equity awards until closer to the vesting date of his July 2018 multi-year award.

        As stated above, the RSU awards that we make to our executive officers are subject to a performance-based vesting condition in addition to a time-based vesting condition. The performance-

based condition is typically a requirement that the annualized DCF per share for any four quarters during the vesting period meet or exceed a DCF per share target established by the Compensation Committee. The Compensation Committee selects a DCF per share target that is consistent with the current year's budget and our internal estimates of expected performance over the vesting period, and is typically at or slightly higher than the Board approved budgeted DCF per share for the year in which the equity award is granted. As such, the performance hurdle is designed to be achievable based on expected performance. Because this target is not intended to serve as a forecast or guidance for investors, we do not publish the target until the year of vesting. See "—Stock Vested During 2019" for the targets applicable to RSUs that vested in 2019.

        The Compensation Committee has determined to utilize an achievable DCF per share target rather than subjecting all or a portion of the awards to "reach" or "stretch" targets based on a number of considerations. First, the four elements principally comprising our executives' compensation, when aggregated, provide our executives with a total compensation package generally at the 50th percentile of the executive compensation in our above-referenced peer group. If the long-term incentive equity awards, which represent a large percentage of each of our executive's total compensation (and, in the case of Mr. Kean, represent essentially all of his total compensation), failed to vest, an executive would be severely underpaid compared to market. Such an event would impair our ability to motivate and retain the executive. Second, we believe that layering on equity awards that vest only upon (or that vest at a higher rate based upon) achievement of pre-established "reach" financial targets or stock performance or similar metrics creates incentives to engage in behavior that is potentially adverse to long-term stockholder value. Finally, as noted previously, we believe that granting long-term incentive compensation in the form of RSUs (which vest into shares of our common stock) to executives already directly aligns the executive with the interests of stockholders through potential stock ownership in a way that short-term performance metrics are incapable of doing.

        All of the outstanding long-term incentive equity awards held by executive officers are subject to the terms of our 2015 Amended and Restated Stock Incentive Plan (referred to as the "Stock Incentive Plan"). The Stock Incentive Plan provides for clawback of equity compensation received under the Stock Incentive Plan to the extent required under our executive compensation clawback policy. The minimum vesting period for awards under the Stock Incentive Plan is 36 months, subject to a 5% exception to allow for shorter vesting periods in certain circumstances.

        For a discussion of effects under the Stock Incentive Plan of death, disability, termination of employment or a change in control of the company, please see "Potential Payments upon Death, Disability, Termination or a Change in Control."

Other Compensation

        Kinder Morgan Savings Plan.    The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits eligible employees of KMI, including our named executive officers, to contribute between 1% and 50% of eligible base compensation and overtime, subject to limits established by the Internal Revenue Service, on a pre-tax or Roth 401(k) basis, into participant accounts. In addition, we contribute 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, into participant accounts for most employees of KMI, including our named executive officers. Participants become 100% vested in KMI contributions after two years and may take a distribution upon termination of employment or retirement.

        Kinder Morgan Retirement Plans.    Employees of KMI, including our named executive officers, are also eligible to participate, as applicable, in Kinder Morgan Retirement Plan A or Kinder Morgan Retirement Plan B, which are cash balance pension plans and we refer to as the "Cash Balance Retirement Plans." Employees accrue benefits through a Personal Retirement Account (PRA) in the Cash Balance Retirement Plans. We allocate contribution credits of 4% or 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, every pay period to participants' PRAs based on age and years of eligible service as of December 31 of the prior year. Interest is credited to each PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for November of the prior year, plus 0.25%. Employees become 100% vested in the Cash Balance Retirement Plans after three years and may take a lump sum or annuity distribution upon termination of employment or retirement.

        The following table sets forth the estimated actuarial present value of each named executive officer's accumulated pension benefit as of December 31, 2019, under the Cash Balance Retirement Plans. The benefits were computed using the same assumptions used for financial statement reporting purposes, assuming current remuneration levels without any salary projection, and assuming participation until normal retirement at age 65. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts.

	Cash Balance Retirement Plans Pension Benefits
Name	Current Credited Years of Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year
Steven J. Kean	18	104,072	—
Kimberly A. Dang	18	199,504	—
Thomas A. Martin	17	181,630	—
David P. Michels	8	99,083	—
Dax A. Sanders	19	179,416	—

Potential Payments upon Death, Disability, Termination or a Change in Control

        Our named executive officers are entitled to certain benefits in the events of death, disability, termination of employment or a change in control of the company. The plans and circumstances triggering such benefits are described below.

Annual Incentive Plan

        The Annual Incentive Plan provides the Compensation Committee with discretion to take action that it deems appropriate with respect to outstanding awards upon a "Change in Control," which is defined as:

  •
  the acquisition of securities representing 20% or more of our outstanding shares of common stock or voting power of our securities by any person other than Richard D. Kinder;

  •
  a reorganization, merger or consolidation, or sale of all or substantially all of our assets, unless following such transaction:

  •
  50% or more of our outstanding shares of common stock and voting power (or the outstanding securities and voting power of the entity resulting from such transaction) is beneficially owned by substantially all of the persons who held such securities prior to such transaction,

  •
  no person, other than Mr. Kinder, one of our benefit plans or a person who beneficially owned 20% or more of our outstanding shares of common stock and voting power prior to such transaction, beneficially owns 20% or more of our outstanding shares of common stock and voting power, and

  •
  at least a majority of our Board (or the governing body of the entity resulting from such transaction) were members of our "Incumbent Board" at the time of the initial agreement or initial action by our Board providing for such reorganization, merger, consolidation, sale or transaction;

  •
  the "Incumbent Board" ceases to constitute at least a majority of the Board then in office; or

  •
  approval by our stockholders of a plan of liquidation for us.

"Incumbent Board" means the individuals who, as of the effective date of the Annual Incentive Plan, constituted our Board, including any individual becoming a director after such date whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, and excluding any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation.

        If, in connection with a Change in Control, Mr. Kinder is no longer Chairman of our Board, then:

  •
  each participant under the executive component of the Annual Incentive Plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a greater or lesser percentage of the bonus opportunity;

  •
  each participant under the non-executive component of the Annual Incentive Plan will receive an award equal to the award most recently paid to such participant under the plan or any prior plan, or an award equal to the average award paid to a similarly situated participant under the plan if no award was previously paid to the participant; and

  •
  the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control; provided, however, that the participant must be employed by the company or an affiliate on the date of the Change in Control to receive an award as described above.

        If a participant ceases to be employed by the company or a subsidiary prior to the date the award is distributed, other than in the case of participant's death as described below, the participant will forfeit all rights to the award. Notwithstanding the foregoing, in the case of participant's death on or after January 1 of the calendar year following the end of a performance year but before distribution of an award, the award shall be distributed to the participant's estate.

Kinder Morgan Severance Plan

        All of our executive officers are eligible for severance payments under the Kinder Morgan Severance Plan (which is available to all regular full time U.S. based employees not covered by a bargaining agreement) in certain termination circumstances (which could include termination in connection with a change of control). An executive officer in active, full-time employment status will be eligible for a severance payment under the Kinder Morgan Severance Plan if:

  •
  his or her job is eliminated and he or she is not offered continuous employment at a rate of pay of at least 90% of his or her current base pay and at a location that does not increase his or her commute to work by more than 50 miles or

  •
  he or she is terminated from employment by the company for any reason other than cause. The Kinder Morgan Severance Plan caps severance payments at an amount equal to six months of annual base salary.

        The following table lists the potential payments to our named executive officers under the Kinder Morgan Severance Plan upon termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2019.

Name	Termination Payment ($)
Steven J. Kean(a)	—
Kimberly A. Dang(b)	212,500
Thomas A. Martin(b)	212,500
David P. Michels(b)	200,000
Dax A. Sanders(b)	212,500

(a)
Because the severance formula is based on the annual base salary, Mr. Kean's benefits calculate to less than $1 (the cap under the plan is 26 weeks of base pay).

(b)
Payment equals cap calculation under the plan of 26 weeks of annual base salary.

Restricted Stock Unit Awards

        Our named executive officers who received RSU awards under the Stock Incentive Plan are entitled to accelerated vesting in certain termination or change-in-control circumstances under the award agreements governing their grants. The award agreements provide for accelerated vesting upon:

  •
  a "Change in Control" or

  •
  termination of the employee's employment by reason of:

  •
  death,

  •
  disability that results in us determining that the employee cannot perform the essential functions of his or her job, with or without a reasonable accommodation,

  •
  an involuntary termination by us due to a reorganization or reduction in force for which the employee would be eligible for pay under the Kinder Morgan Severance Plan, or

  •
  the sale of the company or the sale, transfer or discontinuation of any part of the operations or any of our business units.

The award agreements also provide for pro-rata vesting upon retirement at age 62 or older, subject to attainment of a performance goal (payment of a dividend equal to at least 90% of the dividend paid for the same quarter of the preceding year) for the quarter following the quarter in which the retirement occurs. The definition of "Change in Control" in the Stock Incentive Plan is the same as that in the Annual Incentive Plan described above under "Annual Incentive Plan."

        The following table lists the potential accelerated value of our named executive officers' RSU awards upon death, disability or termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2019.

Name	Termination Payment ($)(a)
Steven J. Kean	19,147,545
Kimberly A. Dang	7,059,264
Thomas A. Martin	11,893,242
David P. Michels	1,803,091
Dax A. Sanders	6,411,631

(a)
Calculation equals the number of shares underlying the unvested RSU award, multiplied by $21.17, the closing price of our common stock on December 31, 2019.

Kinder Morgan Savings Plan and Cash Balance Retirement Plans

        The following table reflects the benefits payable from the Kinder Morgan Savings Plan and the Cash Balance Retirement Plans in the event of death or termination of employment, assuming the triggering event occurred on December 31, 2019. In the event of termination or death, the named executive officer or his or her beneficiary would be entitled to his or her vested benefits under the plans. The following table assumes the named executive officer or his or her beneficiary would make an election to commence the benefit on January 1, 2020.

Name	Savings Plan Benefit ($)	Cash Balance Retirement Plans Lump Sum ($)
Steven J. Kean	455,192	102,707
Kimberly A. Dang	991,223	181,800
Thomas A. Martin	741,999	179,247
David P. Michels	468,904	83,760
Dax A. Sanders	733,400	156,412

Other Potential Post-Employment Benefits

        In addition to the amounts described above, each named executive officer would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.

Non-GAAP Financial Measures

        The non-GAAP financial measures of distributable cash flow (DCF), both in the aggregate and per share, Adjusted EBITDA, Net Debt and the consolidated leverage ratio are presented in this proxy statement.

        Our non-GAAP financial measures described below should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools. Our computations of these non-GAAP financial measures may differ from similarly titled measures used by others. You should not consider these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. Management compensates for the limitations of these non-GAAP financial measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for 2019 are included below along with footnotes to explain certain components within the reconciliations.

        Certain Items, as adjustments used to calculate our non-GAAP financial measures, are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact (for example, asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses).

        DCF is calculated by adjusting net income available to common stockholders for Certain Items, and further adjusting for depreciation, depletion and amortization, or "DD&A," and amortization of excess cost of equity investments, income tax expense, cash taxes, sustaining capital expenditures and other items. DCF is a significant performance measure useful to management and external users of our financial statements in evaluating our performance and in measuring and estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income available to common stockholders. DCF per common share is DCF divided by weighted average outstanding common shares, including restricted stock awards that participate in common share dividends.

        Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items, our share of unconsolidated joint venture DD&A and income tax expense (net of our partners' share of consolidating joint venture DD&A and income tax expense), and net income attributable to noncontrolling interests (NCI) that is further adjusted for KML NCI (net of its applicable Certain Items). Adjusted EBITDA is used by management and external users, in conjunction with our Net Debt (as described further below), to evaluate certain leverage metrics. Therefore, we believe Adjusted EBITDA is useful to investors. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.

        Net Debt is a non-GAAP financial measure that is useful to investors and other users of our financial information in evaluating our leverage. Net Debt is calculated by subtracting from debt:

  •
  cash and cash equivalents;

  •
  the preferred interest in the general partner of KMP (which was redeemed in January 2020);

  •
  debt fair value adjustments; and

  •
  the foreign exchange impact on euro-denominated bonds for which we have entered into currency swaps.

We believe the most comparable measure to Net Debt is debt net of cash and cash equivalents.

        Consolidated Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA. This non-GAAP measure, also referred to as "Net Debt to Adjusted EBITDA," is expressed herein and in the following table as a multiple of Net Debt to Adjusted EBITDA. Management believes this measure is useful to investors and other users of our financial information in evaluating our leverage.

        JV DD&A is calculated as (i) KMI's share of DD&A from unconsolidated joint ventures, reduced by (ii) our partners' share of DD&A from joint ventures (JV) consolidated by KMI.

        JV Sustaining Capital Expenditures (Capex) is calculated as KMI's share of sustaining Capex made by unconsolidated joint ventures and joint ventures consolidated by KMI.

GAAP to Non-GAAP Measure Reconciliations as of and for the year ended December 31, 2019
($ and shares in millions, except per share amount)

Reconciliation of DCF	Year Ended 12/31/19	Reconciliation of Adjusted EBITDA	Year Ended 12/31/19
Net income available to common stockholders (GAAP)	$2,190	Net income (GAAP)	$2,239
Total Certain Items	(29)	Total Certain Items	(29)
DD&A and amortization of excess cost of equity investments for DCF(a)	2,867	DD&A and amortization of excess cost of equity investments	2,494
Income tax expense for DCF(b)	714	Income tax expense(f)	627
		KMI's share of JV DD&A and income tax expense(g)	487
Cash taxes(c)	(90)	Interest, net(h)	1,816
Sustaining Capex(d)	(688)
Other items(e)	29	Net income attributable to NCI (net of KML NCI)(i)	(16)

DCF	$4,993	Adjusted EBITDA	$7,618

Divided by:
Weighted average common shares outstanding for dividends	2,276	Consolidated Leverage Ratio

DCF per common share	$2.19	Net Debt	$33,031

		Divided by: Adjusted EBITDA	$7,618

		Consolidated Leverage Ratio	4.3

Certain Items	Year Ended 12/31/19	Reconciliations of Net Debt	As of 12/31/19
Fair value amortization	$(29)	Outstanding long-term debt	$30,883
Legal, environmental and taxes other than income tax reserves	46	Current portion of debt	2,477
Change in fair market value of derivative contracts	(24)	Less:
Gain on divestitures and impairments, net	(280)	Cash and cash equivalents	185
Income tax Certain items	299	Preferred interest in general partner of KMP	100
NCI associated with Certain items	(4)	Foreign exchange impact of hedges on euro-denominated debt outstanding	44

Other	(37)	Net Debt	$33,031

Total Certain Items	$(29)

(a)
DD&A (GAAP) of $2,411 is increased by amortization of excess cost of equity investments of $83 million and by our share of JV DD&A of $392 million, and decreased by DD&A attributable to KML noncontrolling interest of $(19) million.

(b)
Income tax expense (GAAP) of $926 million is (i) reduced by Certain Items of $(299) million; (ii) increased by our share of taxable JV income tax expense of $95 million; and (iii) decreased by income tax expense attributable to KML noncontrolling interest of $(8) million.

(c)
Includes KMI cash taxes of $(29) million and our share of taxable JV cash taxes of $(61) million.

(d)
Includes KMI sustaining capital expenditures of $(574) million and our share of JV sustaining capital expenditures of $(114) million.

(e)
Includes non-cash pension expense and non-cash compensation associated with our restricted stock program.

(f)
Amount is reduced for $(299) million of Certain Items.

(g)
Includes our share of JV DD&A of $392 million and our share of taxable JV income expense of $95 million.

(h)
Interest, net (GAAP) of $1,801 million is increased by Certain Items of $15 million.

(i)
Net income attributable to NCI (GAAP) of $(44) million is reduced by KML noncontrolling interest of $(33) million.

Summary Compensation Table

        The following table shows total compensation paid or otherwise awarded by us to our named executive officers for services rendered during the years ended December 31, 2019, 2018 and 2017, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value ($)(d)	All Other Compensation ($)(e)	Total ($)
Steven J. Kean(f)	2019	1	—	—	—	7,269	—	7,270
Chief Executive Officer	2018	1	—	16,000,004	—	10,576	—	16,010,581
	2017	1	—	—	—	4,666	—	4,667
Kimberly A. Dang	2019	423,077	—	3,000,020	1,425,000	44,091	14,000	4,906,188
President	2018	400,000	200,000	2,000,014	1,250,000	43,099	13,750	3,906,863
	2017	398,077	—	1,500,018	1,150,000	18,240	13,500	3,079,835
Thomas A. Martin(g)	2019	423,077	—	7,000,017	1,187,500	26,158	14,000	8,650,752
Vice President (President,	2018	400,000	—	1,700,009	1,150,000	29,080	13,750	3,292,839
Natural Gas Pipelines)	2017	398,077	—	1,200,011	1,050,000	18,302	13,500	2,679,890
David P. Michels(g)	2019	396,154	—	750,021	570,000	32,860	14,000	1,763,035
Vice President and Chief	2018	328,556	75,000	600,009	450,000	27,226	13,750	1,494,541
Financial Officer
Dax A. Sanders(f)	2019	423,077	—	1,500,021	750,000	48,706	14,000	2,735,804
Executive Vice President	2018	400,000	275,000	3,000,012	725,000	43,785	13,750	4,457,547
and Chief Strategy Officer	2017	398,077	—	1,200,011	625,000	16,512	13,500	2,253,100

(a)
For 2018, represents bonuses paid to Ms. Dang, and Messrs. Michels and Sanders in recognition of their significant contributions to the closing of the sale of the Trans Mountain Pipeline System.

(b)
See "Long-Term Incentive Compensation" for discussion of vesting periods for RSU awards to our named executive officers. Amounts reflect the grant date fair value of RSU awards granted to our named executive officers computed in accordance with Financial Accounting Standards Board (FASB) Codification Topic 718, "Compensation—Stock Compensation." The grant date fair value reflected in "Stock Awards" factors in anticipated dividend equivalent payments on such awards. The table below provides, on a supplemental basis, dividend equivalent payments received by named executive officers in respect of RSU awards or unvested restricted stock awards outstanding during the years indicated.

Name	2019 ($)	2018 ($)	2017 ($)
Steven J. Kean	1,198,865	908,956	377,359
Kimberly A. Dang	386,013	298,190	155,229
Thomas A. Martin	659,524	271,992	145,685
David P. Michels	69,388	33,567
Dax A. Sanders	285,749	164,284	68,481
(c)
Represents amounts paid under the Annual Incentive Plan as then in effect. Amounts were earned in the fiscal year indicated but were paid in the next fiscal year.

(d)
Represents the 2019, 2018 and 2017, as applicable, change in the actuarial present value of accumulated defined pension benefit (including unvested benefits) under our Cash Balance Retirement Plans. 2018 amounts have been revised to reflect updated actuarial valuations.

(e)
Consists of company contributions to the KMI Savings Plan. The amounts reflected for all periods exclude dividend equivalent payments because the dollar value of such payments was factored in to the grant date fair value reported in the "Stock Awards" column for the years in which such RSU awards or restricted stock awards were granted. Please see footnote (b) for supplemental disclosure regarding dividend equivalent payments to named executive officers.

(f)
A portion of Messrs. Kean's and Sanders' compensation was allocated to duties performed on behalf of KML, and KML reimbursed us for such allocated amounts.

(g)
Mr. Michels was not a named executive officer in 2017. Mr. Martin was not a named executive officer in 2018.

Grants of Plan-Based Awards

        The following supplemental compensation table provides details on the value of plan-based incentive awards granted to our named executive officers during 2019. The information in the table under the caption "Estimated Possible Payouts Under Non-Equity Annual Incentive Plan Awards" represents the threshold, target and maximum amounts payable under the Annual Incentive Plan for performance in 2019. Amounts actually paid under that plan for 2019 are set forth in the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation." Information under the captions "Stock Awards: Number of RSUs" and "Grant Date Fair Value of RSUs" represents the awards of RSUs to our named executive officers in 2019 under our Stock Incentive Plan. These amounts are set forth in the Summary Compensation Table under the caption "Stock Awards."

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)
						Stock Awards: Number of RSUs	Grant Date Fair Value of RSUs
Name	Grant Date	Threshold		Target	Maximum
		($)(b)	($)(c)	($)(d)	($)(e)	(f)	($)(g)
Steven J. Kean(h)	N/A	—	—	—	—	—	—
Kimberly A. Dang
Annual Incentive Plan	N/A	0 - 1,124,999	1,125,000	1,500,000	2,250,000
RSU Awards	7/16/2019					143,473	3,000,020
Thomas A. Martin
Annual Incentive Plan	N/A	0 - 937,999	938,000	1,250,000	1,875,000
RSU Awards	1/15/2019					404,158	7,000,017
David P. Michels
Annual Incentive Plan	N/A	0 - 449,999	450,000	600,000	900,000
RSU Awards	7/16/2019					35,869	750,021
Dax A. Sanders
Annual Incentive Plan	N/A	0 - 543,999	544,000	725,000	1,088,000
RSU Awards	7/16/2019					71,737	1,500,021

(a)
See "Elements of Compensation" and "Possible Annual Cash Bonus (Non-Equity Cash Incentive)" above for further discussion of these awards.

(b)
Represents the bonus opportunity available to the executive officer if less than 90% of target is met.

(c)
Represents the bonus opportunity available to the executive officer if 90%-99% of target is met.

(d)
Represents the bonus opportunity available to the executive officer if 100% of target is met.

(e)
Represents the bonus opportunity available to the executive officer if target is exceeded by 10%.

(f)
Represents the number of RSUs granted in 2019 to the named executive officers. All grants are performance-based and are subject to three-year cliff-vesting with exception of Mr. Martin, whose grant is subject to four-year cliff vesting.

(g)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of RSU grants to the named executive officers during 2019.

(h)
Declined to participate in the Annual Incentive Plan and did not receive any RSU awards in 2019.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Shares of RSUs	Market Value of Shares underlying RSUs ($)(a)
Steven J. Kean(b)	904,466	19,147,545
Kimberly A. Dang(c)	333,456	7,059,264
Thomas A. Martin(d)	561,797	11,893,242
David P. Michels(e)	85,172	1,803,091
Dax A. Sanders(f)	302,864	6,411,631

(a)
The values represented in this column have been calculated by multiplying $21.17, the closing price of our common stock on December 31, 2019, by the number of shares of restricted stock and RSUs.

(b)
Consists of 904,466 RSUs scheduled to vest on July 31, 2021, subject to achievement of applicable performance goals.

(c)
Consists of 76,924, 113,059 and 143,473 RSUs scheduled to vest on July 31, 2020, July 31, 2021 and July 31, 2022, respectively, subject to achievement of applicable performance goals.

(d)
Consists of 61,539, 96,100 and 404,158 RSUs scheduled to vest on July 31, 2020, July 31, 2021 and January 31, 2023, respectively, subject to achievement of applicable performance goals.

(e)
Consists of 15,385, 33,918 and 35,869 RSUs scheduled to vest on July 18, 2020 and July 31, 2021 and July 31, 2022, respectively. RSUs scheduled to vest on July 31, 2021 and July 31, 2022 are subject to achievement of applicable performance goals.

(f)
Consists of 61,539, 84,794, 84,794 and 71,737 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2020, July 31, 2021, July 31, 2022 and July 31, 2022, respectively, subject to achievement of applicable performance goals.

Stock Vested During 2019

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of shares Acquired on Vesting (#)(a)(b)	Value Realized on Vesting ($)(a)
Steven J. Kean	—	—	754,717	15,781,132
Kimberly A. Dang	—	—	271,995	5,674,198
Thomas A. Martin	—	—	260,601	5,439,253
David P. Michels	—	—	10,256	210,248
Dax A. Sanders	—	—	43,300	892,846

(a)
Mr. Kean's, Ms. Dang's and Mr. Martin's 2013 six-year cliff-vested restricted stock grants were valued at $20.91 per share, the closing price on the vesting date of July 16, 2019. Ms. Dang's, Mr. Martin's and Mr. Sanders' 2016 three-year cliff-vested RSU grants were valued at $20.62 per share, the closing price on the vesting date of July 31, 2019. Mr. Michels' 2016 three-year cliff-vested RSU grant was valued at $20.50, the closing price on the vesting date of July 19, 2019.

(b)
Ms. Dang's, Mr. Martin's, and Mr. Sanders' 2016 three-year cliff-vested RSU grants were subject to a performance vesting hurdle that the annualized DCF per share for any four quarters of the vesting period equal $2.10 (equal to the DCF per share budget for 2016, the year in which the grants were made), which vesting hurdle was satisfied. Mr. Michels was not an executive officer in 2016 and, accordingly, his 2016 three-year cliff-vested RSU grant was not subject to a performance vesting condition.

Risks Associated with Compensation Practices

        We employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our overall employee compensation—primarily consisting of annual salaries and cash bonuses and, in some cases, long-term incentive compensation—is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us. The Compensation Committee's oversight of our compensation program includes consideration of whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us.

Chief Executive Officer Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kean, our Chief Executive Officer ("CEO"):

        For 2019, our last completed fiscal year:

  •
  a reasonable estimate of the median of the annual total compensation of all employees of our company (other than our CEO), was $111,546. Our median employee in 2017 is no longer with the company, and in 2018 we substituted a similarly situated employee as permitted by Item 402(u) and we continued to use that employee in 2019; and

  •
  the annual total compensation of our CEO, given Mr. Kean's election to receive $1 in base salary and not to receive an annual cash bonus, was $7,270 as reported in the Summary Compensation Table presented elsewhere in this proxy statement.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Kean, our Chief Executive Officer, to the median of the annual total compensation of all employees was 0 to 1.

        As discussed in footnotes to the Summary Compensation Table, the value of dividend equivalents in respect of RSU awards are factored into the grant date fair values reported for such awards; therefore, dividend equivalents paid to Mr. Kean in 2019 are not separately reportable as part of his total compensation for 2019. An alternative CEO pay ratio calculation based on the sum of Mr. Kean's dividend equivalents received in 2019 ($1,198,865) and his compensation reportable in the Summary Compensation Table ($7,270), for a total of $1,206,135, would be 11 to 1.

        To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

  •
  To allow sufficient time to identify the median employee, we selected October 1, 2017, which is within the last three months of 2017, as the date upon which we would identify the "median employee."

  •
  We determined that, as of October 1, 2017, our employee population consisted of approximately 11,495 individuals working at Kinder Morgan, Inc. and its consolidated subsidiaries, with 95.78% of these individuals located in the U.S., 4.18% located in Canada, and 0.04% located in Mexico.

  •
  For simplicity, we chose to exclude our employees in Canada and Mexico under the de minimis exemption. As noted above, our employees in Canada made up 4.18% of our employee population (480 employees) and our employees in Mexico made up 0.04% of our employee population (5 employees) as of October 1, 2017.

  •
  To identify the "median employee" from our employee population, we included salary and annual incentive components for the fourth quarter of 2016 through the third quarter of 2017.

  •
  Since the median employee used in 2017 is no longer with the company, we substituted a similarly situated employee in 2018 using the above criteria and we continued to use that employee in 2019.

  •
  With respect to the annual total compensation of the "median employee," we identified and calculated the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $111,546.

  •
  For the annual total compensation of our CEO, we used the amount for 2019 reported in the "Total" column of the Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

        We do not pay any director compensation to directors who also are employees of the company. For 2019, our non-employee directors were paid an annual retainer of $200,000 for their services as directors, and did not receive any additional meeting or committee fees. In addition, directors are reimbursed for reasonable expenses in connection with Board and committee meetings. In January 2020, upon recommendation of the Compensation Committee and based on a market study of director compensation at our peer companies, the Board approved an increase in the annual retainer to $235,000 for 2020. This increase places director compensation at the approximate 50th percentile relative to our peer group. The following table discloses the compensation earned by our non-employee directors for Board service in 2019.

Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Ted A. Gardner	200,000	—	—	200,000
Anthony W. Hall Jr.	200,000	—	—	200,000
Gary L. Hultquist	200,000	—	—	200,000
Ronald L. Kuehn, Jr.	200,000	—	—	200,000
Deborah A. Macdonald	200,000	—	—	200,000
Michael C. Morgan	200,000	—	—	200,000
Arthur C. Reichstetter	200,000	—	—	200,000
Fayez Sarofim	—	200,046	5,198	205,244
C. Park Shaper	200,000	—	—	200,000
William A. Smith	200,000	—	—	200,000
Joel V. Staff	—	200,046	5,198	205,244
Robert F. Vagt	200,000	—	—	200,000
Perry M. Waughtal	200,000	—	—	200,000

(a)
Represents the value of cash compensation that Messrs. Sarofim and Staff elected to receive in the form of common stock under our Stock Compensation Plan for Non-Employee Directors. Value computed as the number of shares of common stock received in lieu of cash (11,550 shares for each of Messrs. Sarofim and Staff) multiplied by the closing price on the day cash compensation was approved ($17.32 per share on January 15, 2019).

(b)
Represents dividend equivalent payments on unvested restricted common stock that Messrs. Sarofim and Staff elected to receive pursuant to our Stock Compensation Plan for Non-Employee Directors.

Stock Compensation Plan for Non-Employee Directors

        We adopted the Kinder Morgan, Inc. Amended and Restated Stock Compensation Plan for Non-Employee Directors to facilitate alignment of the compensation of the non-employee members of our Board with stockholders' interests. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our Board has sole discretion to terminate the plan at any time.

        The plan recognizes that the compensation to be paid to each non-employee director is fixed by our Board, and that the compensation is payable in cash. Under the plan, in lieu of receiving some or all of the compensation in cash, non-employee directors, referred to as "eligible directors," may elect to receive shares of our common stock. Each election generally will be at or around the first Board meeting in January of each year and will be effective for the entire calendar year. An eligible director may make a new election each year. The total number of shares of common stock authorized under the plan is 250,000.

        Each annual election to receive shares of common stock will be evidenced by an agreement between us and the electing director that will contain the terms and conditions of such election. Shares issued under the plan pursuant to an election may be subject to forfeiture restrictions that lapse on the earlier of the director's death or the date set forth in the agreement, which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director's service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director's failure to be elected as a director at a shareholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares then subject to the restrictions. If, prior to the lapse of the restrictions, the director is not elected as a director at a shareholders meeting at which the director is considered for election, the restrictions will lapse with respect to 50% of the director's shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares.

        The number of shares to be issued to an eligible director electing to receive any portion of annual compensation in the form of shares will equal the dollar amount elected to be received in the form of shares, divided by the closing price of our common stock on the NYSE on the day the cash compensation is awarded (the fair market value), rounded up to the nearest ten shares. An eligible director electing to receive any portion of annual compensation in the form of shares will receive cash equal to the difference between:

  •
  the total cash compensation awarded to such director and

  •
  the number of shares to be issued to such director with respect to the amount determined by the director, multiplied by the fair market value of a share.

This cash payment will be payable in four equal installments, on or before March 31, June 30, September 30 and December 31 of the calendar year in which such cash compensation is awarded; provided that the installment payments will be adjusted to include dividend equivalent payments with respect to the shares during the period in which the shares are subject to forfeiture restrictions.

 PERFORMANCE GRAPH

Cumulative Total Return

        The following performance graph compares the annual performance of our common stock for the period beginning on December 31, 2014 and ending on December 31, 2019 to the performance of:

  •
  Standard & Poor's 500 Stock Index,

  •
  the Alerian NAM Energy Infrastructure Index and

  •
  a customized peer group index comprised of Enbridge Inc., TC Energy Corporation, Energy Transfer LP, Enterprise Products Partners L.P., The Williams Companies, Inc., Plains GP Holdings, L.P., ONEOK, Inc., MPLX LP and Magellan Midstream Partners, L.P.

        We are including the Alerian NAM Energy Infrastructure Index for the first time, and after this year will no longer include the customized peer group. Under SEC rules, both the newly selected indices and last year's indices must be shown in this transition year. In 2018, we transitioned from Standard & Poor's 500 Oil and Gas Storage and Transmission Index to a customized peer group because Standard & Poor's 500 Oil and Gas Storage and Transmission Index ceased to be reflective of the performance of other large companies in our sector generally, and we were unable to identify an appropriate replacement index. Since that time, the Alerian NAM Energy Infrastructure Index, which overlaps significantly with our customized peer group, has grown in prominence, and we believe that it is appropriately reflective of companies in the oil and gas storage and transportation sector with market capitalization and business operations similar to ours.

        The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2014, and that all dividends were reinvested. Total net return to our stockholders for the period ended December 31, 2019 was negative 39.04%, as compared to an average return of 73.86% for Standard & Poor's 500 Index, negative 11.93% for the Alerian NAM Energy Infrastructure Index and negative 0.05% for our customized peer group. The total net return to our stockholders of negative 39.04% was calculated using the closing price of our common stock on December 31, 2014 of $42.31.

	Base Period	Period Ending
Company Name / Index	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19
Kinder Morgan, Inc.	100	37.23	53.14	47.53	42.21	60.96
S&P 500 Index	100	101.38	113.51	138.29	132.23	173.86
Peer Group	100	70.16	89.70	89.67	81.24	99.95
Alerian NAM Energy Infrastructure Index	100	62.69	83.90	81.88	71.00	88.07

ITEM 1
ELECTION OF DIRECTORS

        All of our incumbent directors are standing for re-election to our Board. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify. To be elected to the Board, the number of votes cast "FOR" a nominee's election must exceed the number of votes cast "AGAINST" such nominee's election.

Information about the Nominees

        The biographies of each of the nominees, which contain information regarding each nominee's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company, are set forth under "Corporate Governance—The Board of Directors" beginning on page 8 of this proxy statement. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 16 NOMINATED DIRECTORS.

ITEM 2
RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2020

        The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal 2019 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various SEC filings and tax matters.

        Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

        The affirmative vote of the holders a majority of the votes cast will be required for approval. Proxies will be voted for the proposal unless otherwise specified.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

        In the event stockholders do not ratify the selection, the selection will be reconsidered by the Audit Committee and our Board.

ITEM 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. This vote is commonly referred to as a "Say-on-Pay" vote.

Compensation Program Highlights

        As described in detail under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to:

  •
  attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our stockholders;

  •
  incent our executives to act and make decisions like owners, not agents;

  •
  provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and

  •
  tie a substantial majority of our executives' total compensation directly to our financial performance to align our executives' interests with those of our stockholders.

  To accomplish the foregoing, we use a combination of:

  •
  base cash compensation (non-performance based) that is generally below market;

  •
  a possible annual bonus (performance-based) that is tied to the attainment of the company's annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the and individual performance of each executive; and

  •
  long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of restricted stock units (referred to as "RSUs") subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.

        Other important attributes of our executive compensation program are:

  •
  we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit, deferred compensation or split-dollar life insurance programs for our executive officers;

  •
  we do not have employment agreements or change of control agreements with our executive officers;

  •
  our Chief Executive Officer, Steven J. Kean, elects to receive $1 base salary per year from us and elects to receive no annual cash bonus;

  •
  we keep abreast of current trends, developments and emerging issues in executive compensation and compare annually our executive compensation components with market information to ensure that our total compensation package operates effectively and provides compensation generally at the median of our peer group of comparable energy companies; and

We do not layer on additional "stretch" awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize "stretch" or "reach" targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives' stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.

        In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2019 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.

        Accordingly, we ask our stockholders to vote on the following resolution:

        RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

        As an advisory vote, the outcome of this vote is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company's executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

 OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2020 Annual Meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.

 ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations for Our 2021 Annual Meeting

Rule 14a-8 Stockholder Proposals

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2021 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than December 4, 2020.

        Our bylaws require that stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2021 annual meeting, and stockholders of record who intend to submit nominations for directors at the 2021 annual meeting, must follow certain procedures. Under these procedures, stockholders of record must submit the proposed nominee or item of business by delivering a notice by mail to our corporate secretary at the address above. We must receive such notice not less than 90 days nor more than 120 days prior to the first anniversary of the 2020 Annual Meeting. Under this criterion, stockholders must provide such notice during the period from January 13, 2021 to February 12, 2021. However, if the date of the 2021 annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, a proposing stockholder will have an alternative time period in which to deliver such notice.

Proxy Access Nominations

        Under our proxy access bylaw provision, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least 3 years and complying with the other requirements set forth in our bylaws, may nominate up to two persons, or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our annual meeting of stockholders in 2021, the proxy access nomination notice must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than November 4, 2020 and no later than December 4, 2020.

        As required by Section 2.13 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. You can obtain a copy of our bylaws on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us" or by writing our corporate secretary at the address above.

Other Proposals/Nomination under our Advance Notice Bylaw Provision

        Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) or introduce an item of business at an annual meeting (other than Rule 14a-8 stockholder proposals). To be properly brought before our annual meeting of stockholders in 2021, notice of such a proposed nomination must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than January 13, 2021 and no later than February 12, 2021.

        As required by Section 2.12 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. You can obtain a copy of our bylaws on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "About Us" or by writing our corporate secretary at the address above.

Incorporation by Reference

        To the extent we incorporate this proxy statement by reference into any other filing with the SEC under the Securities Act or the Exchange Act, the sections of this proxy statement under the captions "Report of Compensation Committee," "Report of Audit Committee" and "Performance Graph" will not be deemed incorporated unless specifically provided otherwise in the filing.

        We will provide without charge to you, upon your request, a copy of our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 3, 2020. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m. Eastern Time, on May 12, 2020. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/kmii delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/kmii Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Richard D. Kinder 02 - Steven J. Kean 03 - Kimberly A. Dang 04 - Ted A. Gardner 05 - Anthony W. Hall, Jr. 06 - Gary L. Hultquist 07 - Ronald L. Kuehn, Jr. 08 - Deborah A. Macdonald 09 - Michael C. Morgan 10 - Arthur C. Reichstetter 11 - Fayez Sarofim 12 - C. Park Shaper 13 - William A. Smith 14 - Joel V. Staff 15 - Robert F. Vagt 16 - Perry M. Waughtal The Board of Directors recommends that you vote FOR proposals 2 and 3: For Against Abstain For Against Abstain 2. Ratification of the selection of PricewaterhouseCooper s LLP as our independent registered public accounting firm for 2020 3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement. Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. MMMMMMM C 1234567890 J N T 5 7 5 9 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 037VZA MMMMMMMMM B Non-Voting Items A The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1. 2020 Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the offices of Kinder Morgan, Inc., 1001 Louisiana Street, Houston, Texas, on Wednesday, May 13, 2020, beginning at 10:00 a.m local time. At the Annual Meeting, the holders of our Class P common stock will act on the matters as stated on the reverse side hereof. The Board of Directors recommends a vote FOR each of the nominated directors; FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 and FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement. The undersigned hereby appoints each of Richard D. Kinder, Steven J. Kean and Adam S. Forman, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock the undersigned is entitled to vote at the Annual Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named on the reverse becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on any other matters that may properly come before the Annual Meeting, and any adjournments or postponements thereof. If no direction is given on a signed and returned proxy card with regard to any Proposal, the above-named proxies will vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. To be completed, dated and signed below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Proxy — Kinder Morgan, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kmii